UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A /A

(Amendment No. 1)

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

SHANTINIKETAN INTERNATIONAL CORPORATION

(Exact name of issuer as specified in its charter)

Nevada

(State of other jurisdiction of incorporation or organization)

824 S. Duncan Drive, Tavares, Florida 32778

Phone: (352) 508-7060

(Address, including zip code, and telephone number,

including area code of issuer’s principal executive office)

Appaswamy (Vino) Pajanor

Chief Executive Officer

ShantiNiketan International Corporation

824 S. Duncan Drive, Tavares, Florida 32778
Phone: (352) 508-7060

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Laura Anthony, Esq.

Lazarus Rothstein, Esq.

Legal & Compliance, LLC

330 Clematis Street, Suite 217

West Palm Beach, Florida 33401

Phone: 561-514-0936

Fax: 561-514-0832

6552	82-2169537
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Preliminary Offering Circular

October __, 2017

Subject to Completion

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Offering Circular was filed may be obtained.

ShantiNiketan International Corporation

824 S. Duncan Drive

Tavares, Florida 32778

Phone: (352) 508-7060

25,000,000 Shares of Common Stock ($25,000,000)

Minimum Purchase: 5,000 Shares of Common Stock ($5,000)

ShantiNiketan International Corporation, a Nevada corporation (the “Company”), is offering up to 25,000,000 shares (“Shares”) of our Common Stock, par value of $0.001 per share (the “Common Stock”), at a fixed price of $1.00 per share of Common Stock, with an aggregate amount of $25,000,000, in a “Tier 2 Offering” under Regulation A (the “Offering”). There is no minimum number of Shares that needs to be sold in order for funds to be released to the Company and for this Offering to close. The minimum amount of subscription required per investor is $5,000, and subscriptions, once received, are irrevocable. This Offering is a direct public offering, without involvement of underwriters.

We expect to commence the sale of the Shares as of the date on which the Offering Statement of which this Offering Circular is a part is declared qualified by the United States Securities and Exchange Commission. The Offering is expected to expire on the first of: (i) all of the Shares offered are sold; or (ii) the close of business on ________, 2018, unless sooner terminated or extended up to no more than an additional 180 days by us.

The proceeds from our direct public offering will be deposited in a non-interest bearing account (the “Escrow Account”) to be held by Prime Trust, LLC (the “Escrow Agent”). Upon receipt of a subscription agreement and confirmation that the procedures and requirements for subscription have been completed by a subscriber, the proceeds from such subscription will be distributed to us and the Shares subscribed for will be issued to the investor. Checks should be made payable to “Prime Trust as Escrow Agent for ShantiNiketan International Corp.” There is no minimum number of Shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares for which we have confirmed completion of the procedures and requirements for subscription by a subscriber. See the section titled “Plan of Distribution - Procedures and Requirements for Subscription. The minimum investment amount for a single investor is $5,000 for 5,000 shares. Subscriptions for less than the minimum investment will automatically be rejected. The offering is being conducted on a self-underwritten, best efforts basis, which means our officers and directors will attempt to sell the shares. This Offering Circular will permit our officers and directors to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares they may sell. For more information, see the section titled “Plan of Distribution” and “Use of Proceeds” herein.

No public market currently exists for our shares of our common stock. We intend to apply for quotation of our common stock on the OTCQB Marketplace under the symbol “SNIC” after we register our common stock under the Securities Exchange Act of 1934, as amended (“Exchange Act”), following the termination of this offering. In other words, we are not subject to the requirements of the Exchange Act by reason of this offering. There is no assurance that our common stock will be quoted or that our application will be approved by the OTC Markets Group for quotation on the OTCQB.

We are an “emerging growth company,” as such term is defined in Section 2(a)(19) of the Securities Act of 1933, as amended, and we will be subject to reduced public reporting requirements. See “Emerging Growth Company and Smaller Reporting Company Status.”

	Price to Public	Proceeds, Before Expenses, to Company(1)(2)
Per Share	$1.00	$1.00
Total	$1.00	$25,000,000

(1) Does not include estimated offering expenses including, without limitation, legal, accounting, printing, advertising, travel, marketing and other expenses of this offering, as well as transfer agent fees and fees. We estimate the total expenses of this Offering will be approximately $273,990.

(2) Assumes that the maximum aggregate offering amount of $25,000,000 is received by us.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

An investment in the Shares is subject to certain risks and should be made only by persons or entities able to bear the risk of and to withstand the total loss of their investment. Prospective investors should carefully consider and review the RISK FACTORS beginning on page 6.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, OR THE COMMISSION, DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

This Offering Circular follows the disclosure format of Part I of Form S-1 pursuant to the general instructions of Part II(a)(1)(ii) of Form 1-A.

The date of this Offering Circular is October __________, 2017.

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We have not authorized anyone to provide any information other than that contained or incorporated by reference in this Offering Circular prepared by us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This Offering Circular is an offer to sell only the Shares offered hereby but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this Offering Circular is current only as of its date, regardless of the time of delivery of this Offering Circular or any sale of Shares.

For investors outside the United States: We have not done anything that would permit this Offering or possession or distribution of this Offering Circular in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourselves about and to observe any restrictions relating to this Offering and the distribution of this Offering Circular.

MARKET AND INDUSTRY DATA AND FORECASTS

Certain market and industry data included in this Offering Circular is derived from information provided by third-party market research firms or third-party financial or analytics firms that we believe to be reliable. Market estimates are calculated by using independent industry publications, government publications and third-party forecasts in conjunction with our assumptions about our markets. We have not independently verified such third-party information. The market data used in this Offering Circular involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we are not aware of any misstatements regarding any market, industry or similar data presented herein, such data involves risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in this Offering Circular. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

Certain data are also based on our good faith estimates, which are derived from management’s knowledge of the industry and independent sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of included information. We have not independently verified any of the data from third-party sources nor have we ascertained the underlying economic assumptions relied upon therein. Statements as to our market position are based on market data currently available to us. While we are not aware of any misstatements regarding the industry data presented herein and believe such information is reliable, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this Offering Circular. Similarly, we believe our internal research is reliable, even though such research has not been verified by any independent sources.

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TRADEMARKS AND COPYRIGHTS

We own or have rights to trademarks or trade names that we use in connection with the operation of our business, including our corporate names, logos and website names. In addition, we own or have the rights to copyrights, trade secrets and other proprietary rights that protect the content of our products and the formulations for such products. This Offering Circular may also contain trademarks, service marks and trade names of other companies, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this Offering Circular is not intended to, and should not be read to, imply a relationship with or endorsement or sponsorship of us. Solely for convenience, some of the copyrights, trade names and trademarks referred to in this Offering Circular are listed without their ©, ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our copyrights, trade names and trademarks. All other trademarks are the property of their respective owners.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Offering Circular contains certain forward-looking statements that are subject to various risks and uncertainties. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “outlook,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, contain financial and operating projections or state other forward-looking information. Our ability to predict results or the actual effect of future events, actions, plans or strategies is inherently uncertain. Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth or anticipated in our forward-looking statements. Factors that could have a material adverse effect on our forward-looking statements and upon our business, results of operations, financial condition, funds derived from operations, cash available for dividends, cash flows, liquidity and prospects include, but are not limited to, the factors referenced in this Offering Circular, including those set forth below.

When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this Offering Circular. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our views as of the date of this Offering Circular. The matters summarized below and elsewhere in this Offering Circular could cause our actual results and performance to differ materially from those set forth or anticipated in forward-looking statements. Accordingly, we cannot guarantee future results or performance. Furthermore, except as required by law, we are under no duty to, and we do not intend to, update any of our forward-looking statements after the date of this Offering Circular, whether as a result of new information, future events or otherwise.

OFFERING CIRCULAR SUMMARY

This summary of the Offering Circular highlights material information concerning our business and this offering. This summary does not contain all of the information that you should consider before making your investment decision. You should carefully read the entire Offering Circular, including the information presented under the section entitled “Risk Factors”. This summary contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from future results contemplated in the forward-looking statements as a result of factors such as those set forth in “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

In this Offering Circular, unless the context indicates otherwise, “ShantiNiketan,” the “Company,” “we,” “our,” “ours” or “us” refer to ShantiNiketan International Corporation, a Nevada corporation.

OUR COMPANY

Our Corporate History

ShantiNiketan International Corporation is a corporation that was organized under the laws of the State of Nevada on July 12, 2017. In connection with the formation of our company, we issued an aggregate of 25,000,100 shares to our Executive Chairman and members of his family in exchange for cash contributions of $25,000.10 and the contribution of a license agreement by a trust controlled by our Executive Chairman and founder, Iggy Ignatius, for the use of certain intellectual property for no additional consideration. See “Certain Relationships and Related Party Transactions.”

Business Overview

We are a start-up corporation and have no operating history. Our goal is to provide quality retirement condominium homes to niche markets, especially to immigrants from the Indian sub-continent, in the U.S. and around the world. We plan on buying land and developing communities for adults 55 and older. We have not yet identified any properties, but plan to do so once we raise capital.

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Our Board of Directors

We operate under the direction of our board of directors who are accountable to us and our stockholders as fiduciaries. Our board of directors has ultimate responsibility for our operations, corporate governance, compliance and disclosure.

Emerging Growth Company and Smaller Reporting Company Status

Emerging Growth Company. We are an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We intend to take advantage of all of these exemptions.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards, and delay compliance with new or revised accounting standards until those standards are applicable to private companies. We have elected to take advantage of the benefits of this extended transition period.

We could be an emerging growth company until the last day of the first fiscal year following the fifth anniversary of our first common equity offering, although circumstances could cause us to lose that status earlier if our annual revenues exceed $1.0 billion, if we issue more than $1.0 billion in non-convertible debt in any three-year period, or if we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act.

Smaller Reporting Company. We also qualify as a “smaller reporting company” under Rule 12b-2 of the Exchange Act, which is defined as a company with a public equity float of less than $75 million. To the extent that we remain a smaller reporting company at such time as are no longer an emerging growth company, we will still have reduced disclosure requirements for our public filings some of which are similar to those of an emerging growth company, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements.

THE OFFERING

Issuer	ShantiNiketan International Corporation

Securities Offered	25,000,000 shares of Common Stock, par value $0.001 per share (the “Common Stock” or “Shares”), in a direct public offering, without involvement of an underwriters for up to $25,000,000 of gross proceeds. Purchasers of the Shares will become our Common Stockholders.

Offering Price	$1.00 per Share.

Minimum Investment Amount	The minimum subscription amount per investor is $5,000, and subscriptions, once received, are irrevocable.

Investment Amount Restrictions	Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Capital Stock	Our Common Stock is common equity and contains no preferences as to other classes of our capital stock. Each share of our Common Stock entitles the holder to one vote on all matters submitted to the vote of the stockholders, including the election of directors. Our preferred stock is “blank check” preferred stock whereby the board of directors has authority to determine the powers, preferences, rights, qualifications, limitations and restrictions without separate shareholder approval. See “Description of Capital Stock.”

Number of Shares Outstanding Before the Offering	There are outstanding as of the date hereof the following shares of our capital stock: 25,000,100 shares of Common Stock and no shares of Preferred Stock outstanding.

Number of Shares Outstanding After the Offering if All the Shares Being Offered are Sold	There will be outstanding after this Offering is completed if all the Shares are sold: 50,000,100 shares of Common Stock and no shares of Preferred Stock.

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Voting Rights	Each share of the Common Stock offered hereby is entitled to one vote per share.

Risk Factors	Investing in our Common Stock involves risks. See the section entitled “Risk Factors” in this Offering Circular and other information included in this Offering Circular for a discussion of factors you should carefully consider before deciding to invest in our Common Stock.

Use of Proceeds	We expect to receive proceeds from this offering of approximately $25,000,000. We intend to use the proceeds for the following purposes in the following order: (a) first towards the fees and expenses associated with qualification of Offering under Regulation A estimated to be $273,990; (b) the next $7,200,000 toward land acquisition costs, (c) the next $17,092,000 for initial construction and site development costs, (d) the next $240,000 for marketing and sales and (e) the balance of capital raised of $ 194,010 toward additional working capital and general corporate purposes. See “Use of Proceeds.”

Termination of the Offering	The Offering is expected to expire on the first of: (i) all of the Shares offered are sold; or (ii) the close of business on ________, 2018, unless sooner terminated or extended up to no more than an additional 180 days by us.

Proposed OTC Markets Trading Symbol	SNIC

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SUMMARY HISTORICAL FINANCIAL DATA

The following table presents our summary historical financial data for the periods indicated. The summary historical financial data are derived from the audited financial statements for the period July 12, 2017 (inception) through July 31, 2017.

Historical results are included for illustrative and informational purposes only and are not necessarily indicative of results we expect in future periods, and results of interim periods are not necessarily indicative of results for the entire year. You should read the following summary financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes appearing elsewhere in this Offering Circular.

For the Period from July 12, 2017 (Inception) to July 31, 2017

Statement of Operations Data
Total revenues	$—
Total operating expenses	12,450
Loss from operations	(12,450)
Total other expense	-
Net loss	$(12,450)
Net loss per share, basic and diluted	(0.00)

Balance Sheet Data (at period end)
Cash	$25,100
Working capital	$12,550
Total assets	$25,100
Total liabilities	$12,550
Stockholders’ equity	$12,550

RISK FACTORS

The purchase of the securities offered hereby involves a high degree of risk. Each prospective investor should consult his, her or its own counsel, accountant and other advisors as to legal, tax, business, financial, and related aspects of an investment in the securities offered hereby. Prospective investors should carefully consider the following specific risk factors, in addition to the other information set forth in this Offering Circular, before purchasing the securities offered hereby.

RISKS RELATED TO OUR BUSINESS

We have no operating history and there is no assurance that we will successfully execute our business plan.

With any business, there is a substantial risk that the business will fail. The majority of new businesses fail due to many factors, including, but not limited to, lack of capital, failure to successfully integrate a new management team, unexpected delays, more intense competition, and many of the other risk factors discussed below. Investors in this offering should only invest if they are able to bear the loss of their entire investment.

The 55-plus niche community housing industry is considerably affected by changes in general and local economic conditions, real estate markets, and weather and other environmental conditions, which could affect our ability to build homes at prices customers are willing or able to pay, could result in losses and could affect our liquidity.

The 55-plus niche community market is cyclical, has from time to time experienced major difficulties, and is considerably affected by changes in general and local economic conditions such as:

●	Employment levels and job growth;

●	Availability of financing for home buyers;

●	Interest rates;

●	Foreclosure rates;

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●	Inflation;

●	Unfavorable changes in tax laws;

●	Consumer confidence;

●	Housing demand in general and for a particular 55-plus niche community location we may select and designs, as well as consumer interest in purchasing a condominium home in a niche market focused on Indian culture and food compared to other housing alternatives;

●	The retiring population postponing their retirement;

●	Immigration restrictions by the government and local authorities;

●	Population growth; and

●	Availability of water supply and sewage connectivity in locations in which we may operate.

The unforeseen difficulties described above could cause us to take longer time and incur more costs to build our retirement condominium homes.

The homebuilding industry, which we believe is a strong indicator of the 55-plus niche community housing market, in general experienced a substantial and continued downturn which has, and could continue to, materially and adversely affect our business, liquidity, and results of operations.

The homebuilding industry, which we believe is a strong indicator of the 55-plus niche community housing market, experienced a substantial and continued downturn that began in 2007 and during which the lowest volumes of housing starts were considerably below troughs in previous downturns. The market has improved recently, but the volume of housing starts is still just above previous volume troughs in historical cycles. An industry-wide relaxing of demand for new condominium homes resulted from a lack of consumer confidence, decreased availability of mortgage financing, and large supplies of resale and new home inventories, among other factors. In addition, an oversupply of alternatives to new condominium homes, such as rental properties, resale condominium homes, and foreclosures, depressed prices, and reduced margins for the sale of new condominium homes.

Several challenges, such as general U.S. economic insecurity, extreme weather conditions, increasing cycle times due to labor scarcities, the restrictive mortgage lending environment and rising mortgage interest rates, could further impact the housing market and, consequently, our performance. National new home sales continue to be below historical levels. We continue to believe that we are still in the initial stages of the housing recovery.

Our sources of liquidity are limited and may not be sufficient to meet our needs.

We will be mainly dependent on the proceeds of this offering and future cash flows from operations (which may not be positive) to enable us to cover our planned development costs and future operating expenses, and/or to fund our other liquidity needs. Depending on the levels of our land purchases, we could generate negative or positive cash flow in future years. If the 55-plus niche community housing market does not experience better conditions over the next several years, our cash flows could be insufficient to fund our obligations and support land purchases; if we cannot buy additional land we would ultimately be unable to generate future revenues from the sale of condominiums. For additional information about capital resources and liquidity, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Capital Resources and Liquidity.”

We may have difficulty in procuring the additional financing required to operate and develop our business.

Our development plans will require significant amounts of cash, and we may be required to seek additional capital, whether from sales of debt or equity securities or borrowing additional money, for the future development and growth of our business. The terms and/or availability of additional capital are unreliable. If we are not successful in obtaining adequate capital, it could reduce our sales and may hinder our future growth and results of operations.

Our success is contingent on the availability of suitable undeveloped land at acceptable prices and our having adequate liquidity to fund such investments.

Our success in developing land and in building and selling condominium homes is contingent in part upon the availability of suitable undeveloped land at acceptable prices. The housing industry is highly competitive for land that is right for 55-plus niche community housing development and the availability of undeveloped land for purchase at favorable prices depends on a number of factors outside of our control, including the risk of competitive over bidding on land and lots, geographical or topographical constraints and restrictive governmental regulation. Should we be unable to acquire suitable undeveloped land, our ability to implement our planned development and sales strategies would be limited and the number of condominium homes we may be able to build and sell would be reduced, which would reduce revenue and profits. In addition, our ability to make land purchases will be contingent upon us having sufficient liquidity to fund such purchases. We may be at a disadvantage in competing for land due to unobtainability of cash resources and competition with other entities engaged in housing development activities, many of which have greater resources than we do.

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We have not entered into contracts for the properties that we intend to acquire which makes your investment more speculative.

Although we have identified markets where we believe there will be adequate demand for our 55-plus niche community designed for Indian-Americans, we have not identified the properties we need to acquire nor do we have any contracts for the purchase of this land. Consequently, you will be unable to evaluate the transaction terms, location, and financial or operational data concerning the properties before we buy them. You will be relying entirely on the ability of our management to identify properties, develop them, sell them and manage our planned operations upon completion of each project, if at all.

Raw material and labor shortages and price fluctuations could delay or increase the cost of home construction and adversely affect our operating results.

The housing industry has from time to time experienced raw material and labor shortages. In particular, shortages and fluctuations in the price of lumber or in other important raw materials could result in delays in the start or completion of, or increase the cost of, developing one or more of our planned 55-plus niche communities. In addition, we plan to contract with subcontractors to construct our communities. Therefore, the timing and quality of our planned construction will depend on the availability, skill, and cost of subcontractors. Delays or cost increases caused by shortages and price fluctuations, including as a result of inflation, could harm our operating results, the impact of which may be further affected depending on our ability to raise sales prices to offset increased costs. The housing industry in general has experienced some labor shortages and increased labor costs over the past few years, which has resulted in longer delivery times. It is uncertain whether these shortages will continue as is, improve or worsen.

We will rely on subcontractors to construct our 55-plus niche communities and should our 55-plus niche communities not be correctly constructed; it may be costly.

We plan to engage subcontractors to do the actual construction of our planned 55-plus niche communities. Therefore, the timing and quality of our construction depends on the availability, skill, and cost of subcontractors. Despite the quality control efforts we plan to implement during the course of development of each of our 55-plus niche communities, we may discover that our subcontractors failed to correctly construct them. The occurrence of such events could necessitate us to make repairs to fulfill our obligations to our future customers in accordance with our standards and as required by law. The cost of satisfying our legal obligations in these circumstances may be significant, and we may be unable to recover the cost of repair from subcontractors and insurers.

Changes in economic and market environments could result in the sale of condominium homes at a loss or holding land in inventory longer than planned, the cost of which can be significant.

Land inventory risk can be considerable for homebuilders. We will selectively seek and make acquisitions of land for expansion into new markets. We will incur many costs even before we begin to build condominium homes in a community. Depending on the stage of development of a land parcel when we acquire it, these may include costs of preparing land, installing roads, sewers, water systems and other utilities, taxes and other costs related to ownership of the land on which we plan to build our retirement community. The market value of undeveloped land and housing inventories can vary significantly as a result of changing economic and market conditions. In the event of significant changes in economic or market conditions, we may have to sell condominium homes at a loss or hold land in inventory longer than planned. In the case of land options, we could choose not to exercise them, in which case we would write off the value of these options. Inventory carrying costs can be substantial and can result in losses in a poorly performing project or market.

We plan to conduct our business in States and Cities where there is a high concentration of Indian population and accordingly, regional factors affecting home sales and activities in these markets may have a large impact on our results of operations.

We plan to conduct a significant portion of our business in states and cities where there is a high concentration of Indian population, which might subject us to risks associated with the regional and local economies of those markets. Unwarranted economic and budget situations at the state government level may adversely affect the market for our retirement homes in the affected areas. Events impacting these markets could also adversely affect the other markets in which we operate. If home prices and sales activity decline in one or more of the markets in which we plan to operate, our costs may not decline at all or at the same rate and our planned business, financial condition and results of operations could be materially adversely affected.

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Increases in cancellations of agreements of sale could have an unfavorable effect on our business.

We plan to receive a deposit from our retirement home buyer for each home we sell, and we might generally have the right to retain the deposit if the home buyer does not complete the purchase. In some situations, however, a home buyer may cancel the agreement of sale and receive a complete or partial refund of the deposit for reasons, such as state and local law, his or her inability to obtain mortgage financing, his or her inability to sell his or her current home, or our inability to complete and deliver the retirement community within the specified time. If mortgage financing becomes less accessible, or if economic conditions deteriorate, more retirement home buyers may cancel the agreements of sale they may enter into with us, which could have an adverse effect on our business and results of operations.

Homebuilders are regulated by a number of federal, local, state, and foreign laws and rules regarding development of land, building, real estate sales, and customer financing processes, and environmental protection, which can prompt us to incur delays and costs associated with compliance and which can prohibit or restrict our activity in some regions or areas.

We are subject to wide-ranging and complex laws and regulations that affect the development of land and homebuilding, sales and customer financing processes, including zoning, density, building standards and mortgage financing. These laws and regulations frequently provide broad discretion to the administering governmental authorities. This can delay or increase the cost of development or building. In light of the latest developments in the home building industry and the financial markets, federal, state, or local governments may seek to adopt regulations that limit or prohibit homebuilders from providing mortgage financing to their customers. If adopted, any such regulations could adversely affect future revenues and earnings. In addition, some state and local governments in markets where we will operate have approved, and others may approve, slow-growth or no-growth initiatives that could negatively impact the availability of land and building opportunities within those areas. Approval of these initiatives could unfavorably affect our ability to build and sell condominium homes in the affected markets and/or could require the satisfaction of additional administrative and regulatory requirements, which could result in slowing the progress or increasing the costs of our retirement housing operations in these markets. Any such delays or costs could have an undesirable effect on our future revenues and earnings.

We also are subject to various local, state, federal and foreign laws and regulations concerning protection of health and the environment, including those regulating the emission or discharge of materials into the environment, the management of storm water runoff at construction sites, the handling, use, storage and disposal of hazardous substances, impacts to wetlands and other sensitive environments, and the remediation of contamination at properties that we will develop (“environmental laws”). The specific environmental laws that apply to any given community differ greatly according to the community site, the site’s environmental conditions and the present and former uses of the site. These environmental laws may result in delays, may cause us to incur considerable compliance, remediation and/or other costs, and can prohibit or severely restrict development and retirement housing activity. In addition, noncompliance with these laws and regulations could result in fines and penalties, obligations to remediate, permit revocations or other sanctions; and contamination or other environmental conditions at or in the neighborhood of our developments may result in claims against us for personal injury, property damage or other losses.

We expect that increasingly stringent requirements will be imposed on developers and homebuilders in the future. Although we cannot reliably forecast the extent of any effect these requirements may have on us, they could result in time-consuming and expensive compliance programs and in considerable expenditures, which could cause delays and increase our cost of operations. In addition, our capacity to obtain or renew permits or approvals and the continued effectiveness of permits granted or approvals obtained will be dependent upon many factors, some of which are beyond our control, such as changes in policies, rules, and regulations and their interpretations and application.

Numerous homebuilders have received inquiries from regulatory agencies regarding the potential for homebuilders using contractors to be regarded as employers of the employees of their contractors under certain circumstances. Contractors are independent of the homebuilders that contract with them under standard management practices and the terms of trade contracts and subcontracts within the industry; however, if regulatory agencies reclassify the employees of contractors as employees of homebuilders, homebuilders using contractors could be liable for wage, hour and other employment-related liabilities of their contractors.

Product liability litigation and warranty claims that arise in the normal course of business may be costly.

We might be involved in litigation from time to time, including with home buyers and other persons with whom we have contractual relationships. As a homebuilder, we are subject to construction defect and home warranty claims, including moisture intrusion and related claims, arising in the ordinary course of business. Such claims are common in the retirement housing industry and can be expensive.

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In certain general liability exposures such as product liability claims, construction defect claims and related claims, assessment of claims and the connected liability and reserve estimation process is highly judgmental and subject to a high degree of variability due to uncertainties such as trends in construction defect claims relative to our markets and the types of products we build, claim settlement patterns, insurance industry practices and legal interpretations, among others. Because of the high degree of judgment necessary in determining these estimated liability amounts, actual future costs could differ significantly from our currently projected amounts. Furthermore, once claims are asserted for construction defects, it can be challenging to determine the extent to which assertions of such claims will expand geographically. In addition, the amount and scope of coverage offered by insurance companies is currently inadequate, and this coverage may be further restricted and become costlier. If we are not able to obtain adequate insurance against such claims, if the expenditures associated with such claims significantly exceed the amount of our insurance coverage, or if our insurers do not pay on claims under our policies (whether because of dispute, inability, or otherwise), we may experience losses that could affect our financial results.

Our financial results could also be unfavorably affected if we were to experience an unusually high number of claims or unusually severe claims.

We compete on numerous levels with retirement homebuilders that may have greater sales and financial resources, which could affect future earnings.

We compete for retirement home buyers and also for desirable properties, financing, raw materials, and skilled labor often within larger subdivisions designed, planned, and developed by other retirement homebuilders. Our competitors consist of other local, regional, and national retirement builders, some of which have superior sales and financial resources or more established relationships with suppliers and subcontractors in the markets in which we operate. In addition, we compete with other retirement housing alternatives, such as existing condominium homes and rental housing. In the retirement housing industry, we will compete primarily on the basis of reputation, price, location, design, quality, service and amenities.

The competitive conditions in the retirement housing industry together with existing market conditions have, and could continue to, result in:

●	difficulty in acquiring suitable land at acceptable prices;

●	lesser sales;

●	delays in construction; or

●	weakening of our ability to implement our strategies and operational actions.

Any of these problems could escalate costs and/or lower profit margins.

Our controlling stockholders are capable to exercise substantial influence over us.

Iggy Ignatius, our Founder, Executive Chairman and Chairman of the Board, has voting control, through personal holdings and a shareholders agreement entered into among the Iggy Ingnatius Trust and all of the other founding shareholders of our company. See “Certain Relationships and Related Party Transactions.” Mr. Ignatius’ beneficial ownership enables him to exert substantial control over us, including power to control the election of the Board of Directors and to approve matters presented to our stockholders. This concentration of ownership may also make some transactions, including mergers or other modifications in control, more difficult or impossible without their support. Also, because of his combined voting power, conditions may occur in which his interests could be in conflict with the interests of other stakeholders.

Iggy Ignatius, our Executive Chairman and Chairman of the Board of Directors is also an owner and executive officer of several companies which directly compete with our planned retirement home development business.

Iggy Ignatius, our Executive Chairman and Chairman of the Board of Directors is also the principal owner and executive officer of competitors of ours, ShantiNiketan, Inc. and its affiliates ShantiNiketan Developers, LLC (“ShantiNiketan 1”), ShantiNiketan Developers 2, LLC (“ShantiNiketan 2”) and ShantiNiketan-FL, LLC (“ShantiNiketan 3”). ShantiNiketan 1 and ShantiNiketan 2 have completed sales in two 55-plus niche community projects with a combined 174 condominium homes in Florida that focus on Indian culture and food, and through ShantiNiketan-FL, LLC (“ShantiNiketan 3”), is developing a third 55-plus niche community project with 120 condos now under construction with plans to build, market and sell up to 880 additional units in phases within this community. Due to Mr. Ignatius interest in our competitors and his management position with our company, there are certain inherent conflicts of interest and there can be no assurances that our business and operations will not be adversely impacted as a result of these conflicts.

Utility shortages and outages or rate fluctuations could have an unfavorable effect on our operations.

In areas in which we plan to operate we might experience power shortages, including periods without electrical power, as well as substantial fluctuations in utility costs. We may incur added costs and may not be able to complete construction on a timely basis if such power shortages and outages and utility rate fluctuations continue. Furthermore, power shortages and outages and rate fluctuations may unfavorably affect the regional economies in which we operate, which may decrease demand for our retirement condominium homes.

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Geopolitical risks and market disturbance could adversely affect our operating results and financial condition.

Geopolitical events, acts of war or terrorism, civil unrest, or any outbreak or escalation of hostilities throughout the world or health pandemics, may have a considerable impact on the economy, consumer confidence, the housing market, our prospective customers. Further, perceived threats to national security and other actual or potential conflicts or wars and related geopolitical risks have produced many economic and political uncertainties. If any such events were to occur, it could have a materially unfavorable impact on our results of operations and financial condition.

We could be adversely impacted by the loss of key management personnel or if we fail to attract qualified personnel.

To a substantial degree, our future success depends on the efforts of our senior management and our capability to attract qualified personnel. Our operations could be adversely affected if key members of our senior management depart the Company or if we cannot attract qualified personnel to accomplish growth in our business. We do not have employment agreements with any of our senior managers. They are at-will employees and may leave at any time.

Information technology failures and data security breaches could damage our business.

We plan to use information technology, digital telecommunications and other computer resources to carry out critical operational activities and to maintain our business records. Our computer systems, including our backup systems, are subject to damage or disruption from computer and telecommunications failures, computer viruses, power outages, security breaches (including through data-theft and cyber-attack), usage errors by our associates and catastrophic events, such as fires, floods, hurricanes and tornadoes. If our computer systems and our backup systems are breached, compromised, damaged, or otherwise cease to function properly, we could experience interruptions in our planned operations or unintentionally allow misappropriation of proprietary or confidential information, including information about our business partners and home buyers, which could necessitate us to incur significant costs to remediate or otherwise resolve these issues and could damage our reputation.

Risks Relating to Our Stock and this Offering

An active trading market for our common stock may not develop and you may not be able to resell your shares at or above the initial offering price.

Prior to this offering, there has been no public market for shares of our common stock. In the absence of an active trading market for our common stock, investors may not be able to sell their common stock at or above the initial offering price or at the time that they would like to sell. In addition, we intend to apply for quotation of our common stock on the OTCQB tier of the OTC Markets Group, Inc. Marketplace following the termination of this offering. Even if we obtain quotation on the OTCQB, we do not know the extent to which investor interest will lead to the development and maintenance of an active trading market for our common stock, which will adversely impact your ability to sell our shares. Purchasers will be required to wait until at least after the final termination date of this offering for such quotation, if the shares are registered under the Exchange Act. The initial offering price for shares of our common stock will be determined by us. You may not be able to sell your shares of common stock at or above the initial offering price.

The OTCQB, as with other public markets, has from time to time experienced significant price and volume fluctuations. As a result, the market price of shares of our common stock may be similarly volatile, and holders of shares of our common stock may from time to time experience a decrease in the value of their shares, including decreases unrelated to our operating performance or prospects. The price of shares of our common stock could be subject to wide fluctuations in response to a number of factors, including those listed in this “Risk Factors” section of this Offering Circular.

No assurance can be given that the market price of shares of our common stock will not fluctuate or decline significantly in the future or that common stockholders will be able to sell their shares when desired on favorable terms, or at all.

Our Common Stock price is likely to be highly volatile because of several factors, including a limited public float.

We anticipate that the market price of our Common Stock is likely to be highly volatile in the future. You may not be able to resell shares of our Common Stock following periods of volatility because of the market’s adverse reaction to volatility.

Other factors that could cause such volatility may include, among other things:

●	actual or anticipated fluctuations in our operating results;

●	the absence of securities analysts covering us and distributing research and recommendations about us;

●	we may have a low trading volume for a number of reasons, including that a large portion of our stock is closely held;

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●	overall stock market fluctuations;

●	announcements concerning our business or those of our competitors;

●	actual or perceived limitations on our ability to raise capital when we require it, and to raise such capital on favorable terms;

●	conditions or trends in the industry;

●	litigation;

●	changes in market valuations of other similar companies;

●	future sales of Common Stock;

●	departure of key personnel or failure to hire key personnel; and

●	general market conditions.

Any of these factors could have a significant and adverse impact on the market price of our Common Stock. In addition, the stock market in general has at times experienced extreme volatility and rapid decline that has often been unrelated or disproportionate to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our Common Stock, regardless of our actual operating performance.

This is a fixed price offering and the fixed offering price may not accurately represent the current value of us or our assets at any particular time. Therefore, the purchase price you pay for Shares may not be supported by the value of our assets at the time of your purchase.

This is a fixed price offering, which means that the offering price for our Shares is fixed and will not vary based on the underlying value of our assets at any time. Our board of directors has determined the offering price in its sole discretion. The fixed offering price for our Shares has not been based on appraisals of any assets we own or may own, or of our Company as a whole, nor do we intend to obtain such appraisals. Therefore, the fixed offering price established for our Shares may not be supported by the current value of our Company or our assets at any particular time.

Because our officers and board of directors will make all management decisions, you should only purchase our securities if you are comfortable entrusting our directors to make all decisions.

Our board of directors will have the sole right to make all decisions with respect to our management. Investors will not have an opportunity to evaluate the specific projects that will be financed with future operating income. You should not purchase our securities unless you are willing to entrust all aspects of our management to our officers and directors.

Completion of this offering is not subject to our raising a minimum offering amount and therefore proceeds may be insufficient to meet our objectives, thereby increasing the risk to investors in this offering.

Completion of this offering is not subject to our raising a minimum offering amount. As such, proceeds from this offering may not be sufficient to meet the objectives we state in this Offering Circular or other corporate milestones that we may set. Shareholders should not rely on the success of the offering to address our need for funding.

We may need to raise additional capital. If we are unable to raise necessary additional capital, our business may fail or our operating results and our stock price may be materially adversely affected.

Because we are a newly operational company, we will need to secure adequate funding for planned acquisitions of land and commencement of construction of our planned 55-plus niche communities. Selling additional stock, either privately or publicly, would dilute the equity interests of our stockholders. If we borrow more money, we will have to pay interest and may also have to agree to restrictions that limit our operating flexibility. If we are unable to obtain adequate financing, we may have to curtail our operations and our business would fail.

Our issuance of additional Common Stock in exchange for services or to repay debt would dilute your proportionate ownership and voting rights and could have a negative impact on the market price of our Common Stock.

We may generally issue shares of Common Stock to pay for debt or services, without further approval by our stockholders based upon such factors as our board of directors may deem relevant at that time. It is possible that we will issue additional shares of Common Stock under circumstances we may deem appropriate at the time. Any such new issuances may cause a decrease in the quoted price of our Common Stock.

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Our Common Stock is a “penny stock” under SEC rules. It may be more difficult to resell securities classified as “penny stock.”

Our Common Stock is a “penny stock” under applicable SEC rules (generally defined as non-exchange traded stock with a per-share price below $5.00). Unless we maintain a per-share price above $5.00, these rules impose additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as “established customers” or “accredited investors.” For example, broker-dealers must determine the appropriateness for non-qualifying persons of investments in penny stocks. Broker-dealers must also provide, prior to a transaction in a penny stock not otherwise exempt from the rules, a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, disclose the compensation of the broker-dealer and its salesperson in the transaction, furnish monthly account statements showing the market value of each penny stock held in the customer’s account, provide a special written determination that the penny stock is a suitable investment for the purchaser, and receive the purchaser’s written agreement to the transaction.

Legal remedies available to an investor in “penny stocks” may include the following:

●	If a “penny stock” is sold to the investor in violation of the requirements listed above, or other federal or states securities laws, the investor may be able to cancel the purchase and receive a refund of the investment.

●	If a “penny stock” is sold to the investor in a fraudulent manner, the investor may be able to sue the persons and firms that committed the fraud for damages.

However, investors who have signed arbitration agreements may have to pursue their claims through arbitration. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our Common Stock and may affect your ability to resell our Common Stock.

Many brokerage firms will discourage or refrain from recommending investments in penny stocks. Most institutional investors will not invest in penny stocks. In addition, many individual investors will not invest in penny stocks due, among other reasons, to the increased financial risk generally associated with these investments. For these reasons, penny stocks may have a limited market and, consequently, limited liquidity. We can give no assurance that our Common Stock will not remain classified as a “penny stock” in the future.

Purchasers in this offering will experience immediate and substantial dilution in the book value of their investment.

The initial public offering price per share will be substantially higher than the pro forma net tangible book value per share of our common stock outstanding prior to this offering. As a result, investors purchasing common stock in this offering will experience immediate dilution of $0.505 per share assuming the maximum number of shares offered hereby are sold. This dilution is due to the fact that our founders paid substantially less than the initial public offering price when they purchased their shares of common stock. In addition, if we issue additional equity securities, you will experience additional dilution.

Our management team will have immediate and broad discretion over the use of the net proceeds from our offering and we may use the net proceeds in ways with which you disagree.

The net proceeds from our offering will be immediately available to our management to use at their discretion. We currently intend to use the net proceeds from our offering for working capital purposes, including the funding of land purchases, construction and expanding our sales and marketing efforts, as well as for general corporate purposes. See “Use of Proceeds.” We have not allocated specific amounts of the net proceeds from this offering for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us or our stockholders. The failure of our management to use such funds effectively could have a material adverse effect on our business, prospects, financial condition, and results of operation.

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Shares eligible for future sale may adversely affect the market.

From time to time, certain of our stockholders may be eligible to sell all or some of their shares of Common Stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144 promulgated under the Securities Act, subject to certain limitations. In general, pursuant to Rule 144, non-affiliate stockholders may sell freely after six months, subject only to the current public information requirement. Affiliates may sell after six months, subject to the Rule 144 volume, manner of sale (for equity securities), current public information, and notice requirements. Of the approximately 25,000,100 shares of our Common Stock outstanding as of July 31, 2017, 25,000,100 shares will become tradable under Rule 144 six months after the date of this Offering Circular. Given the lack of a trading history of our Common Stock, resale of even a small number of shares of our Common Stock pursuant to Rule 144 or an effective registration statement may adversely affect the market price of our Common Stock.

Provisions of our Articles of Incorporation and bylaws may delay or prevent a takeover which may not be in the best interests of our stockholders.

Provisions of our articles of incorporation and our bylaws may be deemed to have anti-takeover effects, which include when and by whom special meetings of our stockholders may be called, and may delay, defer or prevent a takeover attempt. In addition, certain provisions of the Nevada Revised Statutes also may be deemed to have certain anti-takeover effects which include that control of shares acquired in excess of certain specified thresholds will not possess any voting rights unless these voting rights are approved by a majority of a corporation’s disinterested stockholders. Further, our articles of incorporation authorizes the issuance of up to 10,000,000 shares of preferred stock with such rights and preferences as may be determined from time to time by our board of directors in their sole discretion. Our board of directors may, without stockholder approval, issue additional series of preferred stock with dividends, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our Common Stock.

We have never paid dividends on our Common Stock and cannot predict when we may be able to do so.

Holders of shares of our Common Stock are entitled to receive such dividends as may be declared by our board of directors. To date, we have paid no cash dividends on our shares of Common Stock. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. Consequently, we cannot predict when we may be able to pay cash dividends on our Common Stock in the foreseeable future. Therefore, any return investors in our Common Stock may have will be in the form of appreciation, if any, in the market value of their shares of Common Stock until such time as the Board of Directors declares a dividend, if and when declared. See “Dividend Policy.”

USE OF PROCEEDS

We anticipate that the net proceeds of the Offering will be used for the following purposes in the following order: (a) first towards the fees and expenses estimated to be $273,990 (escrow agent and subscription service and technology fees, legal, auditing, accounting, transfer agent and financial printer) associated with qualification of Offering under Regulation A; (b) the next $7,200,000 for land acquisition costs; (c) $17,092,222 for initial construction and site development costs; (d) $240,000 for marketing and sales and (e) the $194,010 balance of capital raised toward additional working capital and general corporate purposes. If we sell the maximum number of shares offered, we expect to commence development of up to three separate retirement community projects. In the event that we sell less than the maximum shares offered in the Offering, we will commence development on a fewer number of retirement community projects as noted in the table below and we will limit the scope of development as available cash permits. Also, we plan to construct each project in phases initially consisting of sitework, common infrastructure improvements, a clubhouse and a condominium structure with 12 units. Additional 12 unit structures will be built within each project upon completion of sales of each 12 unit structure and as working capital permits. Our first priority is, however, to pay fees associated with the qualification of this Offering under Regulation A. No proceeds will be used to compensate or otherwise make payments to officers or directors except for ordinary payments under employment or consulting agreements, if any.

The proceeds of this Offering will be $25,000,000 if all of the Shares offered hereunder are purchased. However, we cannot guarantee that we will sell all of the Shares we are offering. The following table summarizes how we anticipate using the gross proceeds of this Offering, depending upon whether we sell 25%, 50%, 75%, or 100% of the Shares being offered in the Offering:

	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
Gross Proceeds	$6,250,000	$12,500,000	$18,750,000	$25,000,000

Our intended use of the net proceeds is as follows:
Fees for Qualification of Offering under Regulation A(1)	68,498	136,995	205,493	273,990
Land acquisition	1,200,000	3,000,000	4,800,000	7,200,000
Initial construction and site development	4,730,000	8,930,000	12,715,000	17,092,000
Marketing and sales	120,000	120,000	240,000	240,000
Working capital and general corporate purposes	131,502	313,005	789,507	194,010
Total Use of Proceeds	$6,250,000	$12,500,000	$18,750,000	$25,000,000
Estimated number of retirement community projects	1	1	2	3

(1) Included in this amount are estimated fees of $104,875 to Prime Trust for Escrow Agent Fees, $87,115 to FundAmerica for subscription technology fees which vary depending on the number of investors in this offering. Also included are $30,000 in legal and accounting fees, $35,000 in transfer agent fees, $12,000 in DTC registration fees and $5,000 in Edgar agent fees.

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CAPITALIZATION

The following table shows:

●	Our cash and cash equivalents and capitalization as of July 31, 2017.

We derived this table from, and it should be read in conjunction with and is qualified in its entirety by reference to, our financial statements and the accompanying notes included elsewhere in this Offering Circular. You should also read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

As of July 31, 2017
Cash and cash equivalents	$25,100
Stockholders’ equity:
Common stock, $0.001 par value; 300,000,000 shares authorized and 25,000,100 shares issued and outstanding on an actual basis	25,000
Preferred stock, $0.001 par value; 10,000,000 shares authorized and no shares issued and outstanding on an actual basis	-
Accumulated deficit	(12,450)
Total stockholders’ equity	12,550
Total capitalization	$12,550

DILUTION

Dilution is the amount by which the offering price paid by purchasers of Common Stock sold in this offering will exceed the pro forma net tangible book value per share of Common Stock after the offering. As of July 31, 2017, our net tangible book value was approximately $12,550, or $0.00 per share. Net tangible book value is the value of our total tangible assets less total liabilities.

Based on the initial offering price of $1.00 per one share of Common Stock, on an as adjusted basis as of July 31, 2017, after giving effect to the offering of shares of Common Stock and the application of the related proceeds, net of estimated offering expenses, our net tangible book value would be:

(i) $24,738,560, or $0.495 per share of Common Stock, assuming the sale of 100% of the shares offered (25,000,000 shares) with net proceeds in the amount of $24,726,010 after deducting estimated offering expenses of $273,990;

(ii) $18,557,057 or $0.424 per share of Common Stock, assuming the sale of 75% of the shares offered (18,750,000 shares) with net proceeds in the amount of $18,544,507 after deducting estimated offering expenses of $205,493;

(iii) $12,375,555 or $0.330 per share of Common Stock, assuming the sale of 50% of the shares offered (12,500,000 shares) with net proceeds in the amount of $12,363,005 after deducting estimated offering expenses of $136,995 ; and

(iv) $6,194,052 or $0.198 per share of Common Stock, assuming the sale of 25% of the shares offered (6,250,000 shares) with net proceeds in the amount of $6,181,502 after deducting estimated offering expenses of $68,498.

Purchasers of shares of Common Stock in this offering will experience immediate and substantial dilution in net tangible book value per share for financial accounting purposes, as illustrated in the following table on an approximate dollar per share basis, depending upon whether we sell 100%, 75%, 50%, or 25% of the shares being offered in this offering:

Percentage of offering shares of Common Stock sold	100%	75%	50%	25%
Offering price per share of Common Stock	$1.000	$1.000	$1.000	$1.000
Net tangible book value per share of Common Stock before this offering	$0.001	$0.001	$0.001	$0.001
Increase in net tangible book value per share attributable to new investors	$0.505	$0.433	$0.337	$0.202
Pro forma net tangible book value per share after this offering	$0.495	$0.424	$0.330	$0.198
Immediate dilution in net tangible book value per share to new investors	$0.505	$0.576	$0.670	$0.802

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The following tables sets forth depending upon whether we sell 100%, 75%, 50%, or 25% of the shares being offered in this offering, as of July 31, 2017, the number of shares of Common Stock purchased from us, the total consideration paid to us and the average price per share paid by existing stockholders and to be paid by new investors purchasing shares of Common Stock in this offering, after giving pro forma effect to the new investors in this offering at the offering price of $1.00 per share of Common Stock, together with the total consideration paid an average price per share paid by each of these groups, before deducting estimated offering expenses.

	100% of the Offered Shares Sold
	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	per Share
Existing stockholders as of July 31, 2017	25,000,100	50.0001%	$25,000	0.0999%	$0.001
New investors	25,000,000	49.9999%	$25,000,000	99.9001%	$1.00
Total	50,000,100	100.0000%	$25,025,000	100.0%	$0.500

	75% of the Offered Shares Sold
	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	per Share
Existing stockholders as of July 31, 2017	25,000,100	57.1430%	$25,000	0.1332%	$0.001
New investors	18,750,000	42.8570%	$18,750,000	99.8668%	$1.00
Total	43,750,000	100.0000%	$18,775,000	100.0000%	$0.429

	50% of the Offered Shares Sold
	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	per Share
Existing stockholders as of July 31, 2017	25,000,100	66.6668%	$25,000	0.1996%	$0.001
New investors	12,500,000	33.3332%	$12,500,000	99.8004%	$1.00
Total	37,500,100	100.0000%	$12,525,000	100.0000%	$0.334

	25% of the Offered Shares Sold
	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	per Share
Existing stockholders as of July 31, 2017	25,000,100	80.0001%	$25,000	0.3984%	$0.001
New investors	6,250,000	19.9999%	$6,250,000	99.6016%	$1.00
Total	31,250,125	100.0000%	$6,275,000	100.0000%	$0.201

PLAN OF DISTRIBUTION

Our Direct Public Offering

The Shares Offered by Us Will be Sold by Our Officers and Directors

We are offering up to a total of 25,000,000 shares of our Common Stock. The offering price is $1.00 per share. The offering will be for a period of 180 days from the effective date of this Offering Circular, unless terminated prior to such time or closed sooner by a sale of all of the shares offered. In our sole discretion, we have the right to terminate the offering at any time, even before we have sold the 25,000,000 shares. In addition, our board of directors may extend the offering for an additional 180 days. There are no specific events which might trigger our decision to terminate the offering.

The Shares are being offered by us on a direct primary, self-underwritten basis (that is, without the use of a broker-dealer) and there can be no assurance that all or any of the Shares offered will be subscribed. If less than the maximum proceeds are available to us, our development and prospects could be adversely affected. There is no minimum offering required for this offering to close. All funds received as a result of this offering will be immediately available to us for the purposes set forth in “Use of Proceeds.”

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We cannot assure you that all or any of the Shares offered under this Offering Circular will be sold. No one has committed to purchase any of the Shares offered. Therefore, we may sell only a nominal amount of Shares, in which case our ability to execute our business plan might be negatively impacted. We reserve the right to withdraw or cancel this offering and to accept or reject any subscription in whole or in part, for any reason or for no reason. Subscriptions will be accepted or rejected promptly. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Certificates for Shares purchased will be issued and distributed by our transfer agent promptly after a subscription is accepted and “good funds” are received in our account.

We will sell the Shares in this offering through our officers and directors, who intend to offer them using this Offering Circular and a subscription agreement as the only materials to offer potential investors. The officers and directors that offer Shares on our behalf may be deemed to be underwriters of this offering within the meaning of Section 2(11) of the Securities Act. We reserve the right to use licensed broker/dealers and pay the brokers a cash commission of up to 10% of the proceeds raised by that broker. The officers and directors engaged in the sale of the securities will receive no commission from the sale of the Shares nor will they register as broker-dealers pursuant to Section 15 of the Exchange Act in reliance upon Rule 3(a)4-1. Rule 3(a)4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer. Our officers and directors satisfy the requirements of Rule 3(a)4-1 in that:

●	They are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Act, at the time of his or her participation;

●	They are not compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

●	They are not, at the time of their participation, an associated person of a broker-dealer; and

●	They meet the conditions of Paragraph (a)(4)(ii) of Rule 3(a)4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) are not brokers or dealers, or an associated person of a broker or dealer, within the preceding 12 months; and (C) do not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

As long as we satisfy all of these conditions, we believe that we satisfy the requirements of Rule 3(a)4-1 of the Exchange Act.

As our officers and directors will sell the Shares being offered pursuant to this offering, Regulation M prohibits us and our officers and directors from certain types of trading activities during the time of distribution of our securities. Specifically, Regulation M prohibits our officers and directors from bidding for or purchasing any common stock or attempting to induce any other person to purchase any common stock, until the distribution of our securities pursuant to this offering has ended.

Terms of Our Offering

The Shares being offered by us will be sold at the fixed price of $1.00 per share until the completion of this offering. The minimum investment amount for a single investor is $5,000 for 5,000 Shares. Subscriptions for less than the minimum investment will automatically be rejected. Subscriptions, once received and accepted, are irrevocable. This offering will commence promptly on the date upon which the offering circular is declared effective and will conclude upon the earlier of (i) the date on which all 25,000,000 Shares have been sold, or (ii) 180 days after this offering circular becomes effective with the SEC. We may at our discretion extend the offering for an additional 180 days. If our board votes to extend the offering for the additional 180 days, a post-effective amendment to the offering circular will be filed to notify subscribers and potential subscribers of the extended offering period.

Procedures and Requirements for Subscription

Prospective investors who submit non-binding indications of interest during the “test the waters” period, will receive an automated message from FundAmerica indicating that the offering is open for investment. You will be required to complete a subscription agreement in order to invest. The subscription agreement can only be completed on www.ShantiNiketan.us “Invest Now” button. The subscription agreement includes a representation by the investor to the effect that, if you are not an “accredited investor” as defined under securities law, you are investing an amount that does not exceed the greater of 10% of your annual income or 10% of your net worth (excluding your principal residence). The subscription agreement must be delivered to us and you may transfer funds for the subscribed amount in accordance with the instructions stated in the subscription agreement. We have agreed to pay FundAmerica LLC, a technology service provider, and Prime Trust, LLC (the “Escrow Agent”), an escrow company, and an affiliate of FundAmerica LLC, (i) a one-time escrow fee of $500, (ii) $45 for bad actor checks per US person and entity, $100 for international individuals and $160 for international entities, (iii) a service set up and license fee of $500 per month, (iv) a monthly license fee for plug’n play transaction engine of $995, (iv) a monthly escrow fee of $25, (v) a one-time accounting fee of $5.00 per transaction, (vi) $2 per domestic individual investor for anti-money laundering checks, $5 for doemestic entities, and $5 for Canadian and United Kingdom individual investors, $75 for Canadian and United Kingdom entities and $60 for other international individual investors and $75 for entities), (vii) a monthly investor and cap table management toolkit fee of $25, and (viii) any applicable fees for fund transfers (ACH $1, check $10, wire $15 or $35 for international).

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In connection with the performance of its services under this Offering, the Escrow Agent has not investigated the desirability or advisability of investment in the Common Stock nor approved, endorsed or passed upon the merits of purchasing the Common Stock; and the name of Escrow Agent has not and will not be used in any manner in connection with the Offering of the Common Stock other than to state that Escrow Agent has agreed to serve as escrow agent for the limited purposes set forth in this Agreement.

Our transfer agent, West Coast Stock Transfer, Inc., will issue Common Stock subscribed for in this offering promptly after we accept subscriptions from investors. Securities purchased by investors in this offering will remain outstanding upon its termination regardless of the number of Shares subscribed for.

ERISA Considerations

Special considerations apply when contemplating the purchase of Shares of our common stock on behalf of employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts (“IRAs”) and other arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA, and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”). A person considering the purchase of our Shares on behalf of a Plan is urged to consult with tax and ERISA counsel regarding the effect of such purchase and, further, to determine that such a purchase will not result in a prohibited transaction under ERISA, the Code or a violation of some other provision of ERISA, the Code or other applicable law. We will rely on such determination made by such persons, although no Shares of our common stock will be sold to any Plans if management believes that such sale will result in a prohibited transaction under ERISA or the Code.

Marketability

We anticipate that our Common Stock will be quoted on the OTCQB tier of the OTC Markets. The OTC Markets is maintained by OTC Market Group, Inc. The securities traded on the OTC Markets are not listed or traded on the floor of an organized national or regional stock exchange. Instead, these securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Even if our Shares ultimately are quoted on the OTC Markets, a purchaser of our Shares may not be able to resell the Shares. Broker-dealers may be discouraged from effecting transactions in our Shares because they will be considered penny stocks and will be subject to the penny stock rules. Rules 15g-1 through 15g-9 promulgated under the Exchange Act impose sales practice and disclosure requirements on FINRA brokers-dealers who make a market in a “penny stock.” A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transactions is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer’s account and information with respect to the limited market in penny stocks.

The additional sales practice and disclosure requirements imposed upon brokers-dealers may discourage broker-dealers from effecting transactions in our Shares, which could severely limit the market liquidity of the Shares and impede the sale of our Shares in the secondary market, assuming one develops.

Foreign Regulatory Restrictions on Purchase of the Shares

We have not taken any action to permit a public offering of our Shares outside the United States or to permit the possession or distribution of this Offering Circular outside the United States. Persons outside the United States who come into possession of this Offering Circular must inform themselves about and observe any restrictions relating to this offering of Shares and the distribution of the Offering Circular outside the United States.

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Investment Amount Limitations

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

As a Tier 2, Regulation A offering, investors must comply with the 10% limitation to investment in the offering. The only investor in this offering exempt from this limitation is an accredited investor, an “Accredited Investor,” as defined under Rule 501 of Regulation D. If you meet one of the following tests you should qualify as an Accredited Investor:

(i)	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Offered Shares (please see below on how to calculate your net worth);

(iii)	You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv)	You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Offered Shares, with total assets in excess of $5,000,000;

(v)	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940, as amended, or the Investment Company Act, or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)	You are a trust with total assets in excess of $5,000,000, your purchase of Offered Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Offered Shares; or

(viii)	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

Offering Period and Expiration Date

This Offering will start on the date this Offering Circular is declared qualified by the SEC. The Offering is expected to expire on the first of: (i) all of the Shares offered are sold; or (ii) the close of business 180 days after the date of this Offering Circular, unless sooner terminated or extended up to no more than an additional 180 days by us.

Procedures for Subscribing

If you decide to subscribe for any Common Stock in this Offering, you should:

Go to the Investor Relations page at www.ShantiNiketan.US, click on the “Invest Now” button and follow the procedures as described.

1.	Electronically receive, review, execute and deliver to us through FundAmerica, LLC, a Subscription Agreement; and
2.	Deliver funds only by ACH or wire transfer for the amount set forth in the Subscription Agreement directly to the specified bank account maintained by FundAmerica, LLC.

The ShantiNiketan.US website will redirect interested investors via the “Invest Now” button to a site operated by FundAmerica, LLC where investors can receive, review, execute and deliver subscription agreements electronically.

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Any potential investor will have ample time to review the Subscription Agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such Subscription Documents upon request after a potential investor has had ample opportunity to review this Offering Circular. Further, we will not accept any money until the SEC declares this Offering Circular qualified.

We anticipate that we will hold closings for purchases of the shares of our Common Stock on at least a monthly basis until the offering is fully subscribed or we terminate the Offering. Proceeds will be held with the Escrow Agent in an escrow account subject to compliance with Exchange Act Rule 15c2-4 until each closing occurs.

You will be required to represent and warrant in your subscription agreement that you are an accredited investor as defined under Rule 501 of Regulation D or that your investment in the shares of Common Stock does not exceed 10% of your net worth or annual income, whichever is greater, if you are a natural person, or 10% of your revenues or net assets, whichever is greater, calculated as of your most recent fiscal year if you are a non-natural person. By completing and executing your subscription agreement you will also acknowledge and represent that you have received a copy of this offering circular, you are purchasing the shares of Common Stock for your own account and that your rights and responsibilities regarding your shares of Common Stock will be governed by our chart and bylaws, each filed as an exhibit to the offering statement of which this offering circular is a part.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to the escrow agent, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your Net Worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Offered Shares.

In order to purchase Offered Shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to our satisfaction, that he is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this offering.

DIVIDEND POLICY

We have not declared or paid dividends on our Common Stock since our formation. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends. Consequently, until such time as the Board of Directors declares a dividend, you will only realize an economic gain on your investment in our Common Stock if the price appreciates. You should not purchase our Common Stock expecting to receive cash dividends. Since we cannot predict if and when our Board of Directors may declare payment of dividends, and if we are not successful in establishing an orderly public trading market for our shares, then you may not have any manner to liquidate or receive any payment on your investment. Therefore, our failure to pay dividends may cause you to not see any return on your investment even if we are successful in our business operations. In addition, because we may not pay dividends in the foreseeable future, we may have trouble raising additional funds which could affect our ability to expand our business operations.

DESCRIPTION OF BUSINESS

Our Corporate History

ShantiNiketan International Corporation is a corporation that was organized under the laws of the State of Nevada on July 12, 2017. In connection with the formation of our company, we issued an aggregate of 25,000,100 shares to our Executive Chairman and members of his family in exchange for cash contributions of $25,000 and the contribution to us by a trust controlled by Iggy Ignatius of a license agreement for our use of certain intellectual property.

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Vision:

To provide quality planned 55-plus niche community designed for Indian-Americans, in the United States, the U.S., and around the world.

Mission:

To provide a viable and cost-effective option for the professional retirees during their golden years to live in a comfortable and secure community. A place where a couple can live within their retirement incomes and means, regardless of their net worth.

Corporate Social Responsibility:

We believe in the idea of social responsibility balancing economic achievement and social needs, while at the same time addressing the expectations of shareholders and stakeholders. In order to fulfill this social responsibility, we plan to commit, annually, up to 10% of our net after tax income. These funds will be dedicated to nonprofit entities that will provide access to affordable retirement housing to those seniors who cannot afford to live in a community like ShantiNiketan.

Background and Current Market:

As baby boomers begin to retire, we expect the market for 55-plus niche communities to continue to expand at an increasing rate. Retirement housing development is a booming industry dominated by big players like Centex Homes, Marriott, Pulte Homes (Del Webb), The Villages, among others, but these companies largely target the mainstream market. The few niche markets that have developed are primarily based on religious preferences.

Most of the existing 55-plus niche communities cater to the activity interests of the residents, such as golf, tennis, swimming, etc. Many communities also offer food as part of their amenities, and residents can opt to eat in the common cafeterias. But many of the non-religious affiliated 55-plus niche communities are for-profit organizations and tend to be expensive for the common retiree.

One segment of the market that we believe has been underserved by the industry is the population with strict dietary needs, like pure vegetarians, vegans, etc. ShantiNiketan (Peace House), a brand developed by Iggy Ignatius (Iggy), our founder and Chairman of the Board of Directors, is a pioneer in this niche. Mr. Ignatius, through ShantiNiketan 1 and ShantiNiketan 2 , has completed sales in two planned 55-plus niche community projects with a combined 174 condominium homes in Florida that focus on Indian culture and food, and through ShantiNiketan 3, a third 55-plus niche community project with 120 condos now under construction with plans to build, market and sell up to 880 additional units in phases within this community. ShantiNiketan 1, ShantiNiketan 2 and ShantiNiketan 3 are entities owned or controlled by Mr. Ignatius and are not part of this offering. See “Risk Factors – Iggy Ignatius, our Executive Chairman and Chairman of the Board of Directors is also an owner and executive officer of several companies which directly compete with our planned retirement home development business.”

We believe that there is no other 55-plus niche community that offers ethnic foods at a reasonable cost. We plan to cater to this market by developing ShantiNiketan branded communities in locations we believe there is adequate demand. Based on the positive feedback Iggy has received from acquaintances from across the country that we believe represent potential buyers, we plan to develop our 55-plus niche communities throughout the U.S. and internationally. We believe that our target market is seeking to live in our planned niche communities so that they will remain close to their children.

Market Demographics:

We strongly believe long-term demographic trends will drive and support our sustained growth. These trends include:

●	In 2015, one in eight people worldwide was 60 years or older. By 2030, older persons are projected to account for one in six people globally. By the middle of the twenty-first century, one in every five people will be 60 years or older. By 2030, more than one-fourth of U.S. population will be over 60 years old.[1]

●	The current population of India is approximately 1.3 billion, based on the latest United Nations estimates. This represents approximately 17.9% of the total world population.

1 United Nations Department of Economic and Social Affairs, Population Division’s report titled “World Population Aging 2015”

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●	In the U.S., there are more than 3.2 million Indian Americans whose ancestry belongs to ethnic groups of the Republic of India and in 2010, 87.2% were foreign-born adults, which is the highest percentage among the six largest Asian-American groups; of those, 37.6% had been in the U.S. 10 years or less. 70% of Indian Americans aged 25 and older had college degrees in 2010, by far the highest rate among the six Asian-American groups studied and 2.5 times the rate among the overall U.S. population. According to the 2016 Pew Research Center analysis of 2010 American Community Survey, Integrated Public Use Microdata Sample reveals that 40.6% of Indian Americans 25 and older have graduate or professional degrees, and 32.3% have bachelor’s degrees; an additional 10.4% have some college education. The median annual household income for Indian Americans was $88,000 in 2010, much higher than for all Asian Americans ($66,000) and all U.S. households ($49,800). In 2010, more than 28% of Indian Americans worked in science and engineering fields; according to the 2013 American Community Survey, more than two-thirds (69.3%) of adult Indian Americans were in management, business, science and arts occupations.[2]

●	According to Prof. Devesh Kapur, a professor of political science at the University of Pennsylvania and co-author of “The Other One Percent: Indians in America” (Oxford University Press, 2017), the 3 million odd individuals of Indian origin who currently reside in the U.S., which constitutes roughly about 1 percent of the total U.S. population, arrived in three distinct periods. The “early movers” came in the wake of the Immigration and Nationality Act of 1965, which replaced a national-origins quota system that governed immigration in the U.S. with a preference based on skills and family relationships. The 12,000 or so India-born immigrants a year arriving in this group were unusually well educated, with numbers favoring doctors, engineers and scientists. Phase two of Indian immigration, dating from the early 1980s, was the “family” cohort, when some 30,000 relatives a year of those who had settled in the U.S came in. About two-thirds of India-born Americans have arrived in the ongoing third wave, or what Kapur and his co-authors dubbed “the IT generation.” The influx of as many as 100,000 computer specialists a year from India began with concerns over Y2K in the mid-1990s, as American companies sought to revamp their systems to avoid “millennial meltdown” when computers programmed with a two-digit year code would have to cope with the dates of the 21st century. Based on simple reproductive expectations of a group where two-thirds are between 20 and 35 years old, the India-origin population in the U.S. could double by 2030, becoming “the other two percent.” Therefore, according to Prof. Kapur’s numbers, about 20% (600,000) of the 3 million Indian Americans in the U.S. are of retirement age or nearing retirement, which supports our view that there is a substantial market for Indian themed retirement communities. According to the U.S. Census Bureau data from 2010, 63% of Indian Americans live in California, New York-New Jersey, Texas, Illinois and Florida.

Business Strategy:

Following the accomplishments of our founder in developing the ShantiNiketan branded 55-plus niche communities in Florida, we now seek to utilize this model to expand to other markets with a broader geographic scope. Through the offering of our common stock discussed in this Offering Circular, we are seeking sufficient capital to bring the ShantiNiketan branded communities concept initially to three potential cities in the U.S., and to be followed by expanding to other potential cities including cities in countries outside of the U.S., where there are substantial number of expatriates from the Indian subcontinent. Assuming we sell all of the common stock offered in this Offering Circular, we expect to fund the initial phase of three 55-plus niche communities in cities where there is a high concentration of diaspora from the Indian subcontinent. We plan to fund construction of additional phases within each community from the proceeds of expected sales. See “Use of Proceeds.”

Following these three initial 55-plus niche communities, as the capital and cash flows are realized from each project, we intend to explore development of additional similar ShantiNiketan branded communities in other cities on a worldwide basis where there is a demand for a ShantiNiketan themed community.

Based on our internal research, we have identified the following locations where there is a high concentration of members of the Indian community:

●	Arizona	●	New York
●	California	●	North Carolina
●	Colorado	●	Ohio
●	Georgia	●	Pennsylvania
●	Illinois	●	South Carolina
●	Kuala Lumpur, Malaysia	●	Sydney, Australia
●	Maryland	●	Texas
●	Melbourne, Australia	●	Toronto, Canada
●	Michigan	●	Virginia
●	Nevada	●	Washington
●	New Jersey

2 http://www.pewresearch.org/fact-tank/2014/09/30/5-facts-about-indian-americans/

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Typical Project Finances:

Based on our management team’s past experience in developing similar 55-plus niche communities in Florida, we propose to build as part of an initial phase of development, a total of about 100 to 120 two or three-bedroom condominium homes in each targeted location with a common clubhouse, in a layout nearly identical to the layouts previously used by members of our management in existing ShantiNiketan communities in Tavares, Florida. The typical condominium unit is expected to include 2 to 3 bedrooms with 2 baths, a study, great room, living, dining and kitchen areas covering approximately 1,200-1,500 sq. ft. air-conditioned space, plus a one-car garage. The common clubhouse facility building is expected to be approximately 10,000 ft2.

Total project costs are estimated at $29 million per development, with projected per development revenues of $36.3 million resulting in an estimate gross profit of $7.3 million per development. We plan to finance each project with $8.3 million cash from the proceeds of this offering and the balance to be funded from the proceeds from the future sales of condominium units. In the event that we sell less than the maximum shares offered in the Offering, we will commence development on a fewer number of retirement community projects and limit the scope of development as available cash permits. The initial phase of construction will consist of sitework, common infrastructure improvements, a clubhouse and a condominium structure with 12 units. Additional 12 unit structures will be built upon completion of sales of each 12 unit structure and as working capital permits. Each project is expected to be completed within 48 months from the time a contract for the land is secured .

Each project has been divided into the following stages, with accompanying estimated timeframes:

Phase	No. of Months
Land acquisition and obtaining approvals	9
Site work	9
Phase 1 buildings – approx. 12 units and clubhouse	12
Phase 2 buildings – approx. 24 condos	9
Phase 3 buildings – the remaining condos	9
Total Project duration	48

The actual duration of each planned community would differ depending on the land acquisition, permit approval process, sales momentum, construction delays, among other factors normally encountered in the acquisition, development and sale of retirement condominium homes. Management believes, however, based on the past experience of its management team, that it can achieve similar financial and timeline milestones it has achieved in the past.

In addition to our attentiveness on maintaining adequate liquidity and evaluating opportunities to build ShantiNiketan branded 55-plus niche communities in new cities, our key business strategies are detailed below. We believe that these strategies will separate us from our competitors in the 55-plus niche community designed for Indian-Americans retirement community building industry and the adoption, implementation and observance to these principles will continue to benefit our business.

Our aim is to become a pioneer and experienced 55-plus niche community builder in each of the markets in which we plan to operate, which will enable us to achieve controls and economies of scale, and distinguish ourselves from most of our competitors.

We are committed to customer satisfaction and quality in the homes that we plan to build. We recognize that our prospective success rests in the ability to deliver proven and quality Indian themed retirement homes to satisfied customers. We seek to expand on Iggy’s commitment to customer service through a variety of quality initiatives Iggy has developed in his completed communities. In addition, we plan to focus on attracting and developing quality team members and associates.

We plan to focus on achieving a high return on invested capital. Each new ShantiNiketan branded community we target for development will be evaluated based on its ability to meet or exceed internal rate of return requirements, among other metrics we believe are essential to achieve the returns on invested capital we set. Our belief is that the best way to generate permanent value for our shareholders is through a robust emphasis on return on invested capital.

We prefer to use a risk-averse land stratagem. We will attempt to acquire land with a minimum cash investment and will negotiate takedown options, thereby limiting the financial exposure to the amounts invested in property and predevelopment costs. This approach will considerably reduce our risk and will largely allow us to obtain necessary development approvals before acquisition of the land.

We might enter into homebuilding and land development joint ventures from time to time as a means of increasing our market opportunities, launching strategic alliances, reducing our risk profile, leveraging our capital base and enhancing our returns on capital.

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Operating Policies and Procedures:

We plan to reduce the effect of certain risks inherent in the 55-plus niche community industry through the following policies and procedures:

Training - Our training will be planned to deliver our team members and associates who we plan to hire as we ramp up our development plans with the knowledge, attitudes, skills and habits necessary to succeed in their jobs. We plan to provide our team members and associates with the availability of online or webinar training in sales, construction, administration and managerial skills.

Land Acquisition, Planning, and Development - Before entering into a contract to acquire land, we will complete wide-ranging comparative studies and analyses which will assist us in evaluating the economic feasibility of such land acquisition. We plan to follow a policy of acquiring options to purchase land for future community developments.

●	Where possible, we will acquire land for future development through the use of land options, which need not be exercised before the completion of the regulatory approval process. We will try to structure these options with flexible takedown schedules rather than with an obligation to take down the entire parcel upon receiving regulatory approval. If we are unable to negotiate flexible takedown schedules, we may buy parcels in a single bulk purchase.

●	We plan to include various conditions in the option and purchase agreements we expect to enter into, including, but not limited to, our capability to obtain necessary governmental approvals for the proposed community. Generally, we will seek to have the deposit on the agreement be returned to us if all approvals are not obtained, although predevelopment costs may not be recoverable. By paying an additional nonrefundable deposit, we will have the right to extend a substantial number of options for varying periods of time. In most instances, we will have the right to cancel any of our land option agreements by forfeiture of our deposit on the agreement.

Design - Our ShantiNiketan branded communities are expected to be located in urban and suburban areas easily accessible through public and personal transportation. Our communities will be designed as neighborhoods that fit prevailing land characteristics. Our communities will be typically located where public water and sewer are provided. Further, our communities will be located close by to hospitals and major airports. We will strive to create and replicate the ShantiNiketan communities our founder has developed in Florida, which will allow the customer experience to be the same across geographies. Planned recreational activities and amenities, such as clubhouses and other facilities will be included to bring about the Indian living experience, which is the essence of ShantiNiketan.

Construction - We plan to design and supervise the development and building of our communities. Our condominium homes will be constructed according to standardized prototypes developed by Iggy for the existing ShantiNiketan communities in Florida, which are designed and engineered to provide pioneering product design while attempting to minimize costs of construction. We will normally employ subcontractors for the installation of site improvements and construction of the condominium homes. Agreements with subcontractors are expected to be short term and provide for a fixed price for labor and materials.

Because of the risks involved in speculative building, our general policy will be to first construct the clubhouse and one wing. The revenue from the first wing will fund the construction of two more wings. The revenue from the two wings will helps us construct the next four wings and so on.

Materials and Subcontractors - We will endeavor to maintain effective operations by utilizing standardized materials available from a variety of sources. In addition, we will normally contract with subcontractors to construct our homes. We plan to decrease construction and administrative costs by consolidating the number of vendors serving each development project. In recent years, the construction industry has experienced some construction delays due to shortage of labor in certain markets; and we cannot predict the extent to which scarcities in necessary materials or labor may occur in the future.

Marketing and Sales - Our communities will be sold principally through on-site sales offices. In order to respond to our customers’ needs, we will rely upon our internal market research to evaluate information gathered from, among other sources, buyer profiles, exit interviews at model sites, focus groups and demographic databases. We will make use of, depending on the availability of working capital, our website, internet, television, direct mail advertising, participating in Indian events with a promotional booth, and illustrated brochures. In addition, we plan to have home design galleries in our markets, which will offer a wide range of customer options to satisfy individual customer tastes.

Customer Service and Quality Control - We plan to have our team members and associates be responsible for customer service and pre-closing quality control inspections as well as responding to post-closing customer needs. Prior to closing, each condominium home will be inspected and any required completion work will be undertaken by us or our subcontractors. Our homes will be enrolled in a standard limited warranty program which, in general, provides a homebuyer with a limited warranty for the home’s materials and workmanship which follows each State’s applicable statute of repose. All of the warranties contain standard exceptions, including, but not limited to, damage caused by the customer.

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Customer Financing - We will sell our homes to customers who will generally self-finance their purchases or will finance it through mortgages that are obtained by themselves directly from a financial institution.

Development Activities:

Our development activities will include site planning and engineering, procurement of environmental and other regulatory approvals and constructing roads, sewer, water, and drainage facilities, recreational facilities, and other amenities, and marketing and selling homes. These activities will be performed by our team members and associates, together with independent architects, consultants and contractors.

Raw Materials:

The homebuilding industry has from time to time experienced raw material and labor scarcities. In particular, scarcities and fluctuations in the price of lumber or in other important raw materials could result in delays in the start or completion of or increase the cost of developing one or more of our communities. We endeavor to maintain efficient operations by utilizing standardized materials available from a variety of sources. In recent years, the homebuilding industry has experienced some construction delays due to shortage of labor in certain markets; and we cannot forecast the extent to which scarcities in necessary materials or labor may occur in the future. In addition, we will normally contract with subcontractors to construct our homes.

Competition:

Our planned 55-plus niche community homebuilding operations are highly competitive. While we believe that we are one of the pioneers of niche 55-plus community designed for Indian-American in the U.S. competitors could arise in the markets we choose. We expect to compete mainly on the basis of reputation, price, location, design, quality, services and amenities.

Regulation and Environmental Matters:

We will become subject to widespread and complex laws and regulations that affect the development of land and home building, sales and customer financing processes, concerning zoning, building design, construction, and similar matters, including local regulations which impose restrictive zoning and density requirements in order to limit the number of homes that can ultimately be built within the boundaries of a particular locality. In addition, we are subject to registration and filing requirements in connection with the construction, advertisement and sale of our communities in certain states and localities in which we plan to launch a ShantiNiketan community even if all necessary government approvals have been obtained. We may also be subject to periodic delays or may be precluded completely from developing communities due to building moratoriums that could be implemented in the future in the states and local governments in which we plan to operate. Generally, such moratoriums relate to lack of water or sewerage facilities or inadequate road capacity.

In addition, some state and local governments in markets where we may locate a future ShantiNiketan community have approved, and others may approve, slow-growth, or no-growth initiatives that could negatively affect the availability of land and building opportunities within those areas. Approval of these initiatives could adversely affect our ability to build and sell homes in the affected markets and/or could necessitate the satisfaction of additional administrative and regulatory requirements, which could result in decelerating the progress or increasing the costs of our homebuilding operations in these markets. Any such delays or costs could have a negative outcome on our future revenues and earnings.

We will also become subject to a variety of local, state, federal and foreign laws and regulations regarding protection of health and the environment, including those regulating the emission or discharge of materials into the environment, the management of storm-water runoff at construction sites, the handling, use, storage and disposal of hazardous substances, impacts to wetlands and other sensitive environments, and the remediation of contamination at properties that we will develop (“environmental laws”). The particular environmental laws which apply to any given community vary significantly according to the community site, the site’s environmental conditions and the present and former uses of the site.

Despite our management’s past ability to obtain necessary permits and approvals for ShantiNiketan communities, we expect that increasingly stringent requirements will be imposed on developers and homebuilders in the future. Although we cannot consistently predict the extent of any effect these requirements may have on us, they could result in time-consuming and expensive compliance programs and in substantial expenditures, which could cause delays and increase our cost of operations. In addition, our ability to obtain or renew permits or approvals and the continued effectiveness of permits already granted or approvals already obtained is dependent upon many factors, some of which are beyond our control, such as changes in policies, rules and regulations and their interpretation and application.

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Employees

As of July 31, 2017, we employed two full-time employees who were comprised of our Executive Chairman and Chief Executive Officer. We believe that we maintain a satisfactory working relationship with our employees and have not experienced any labor disputes.

Legal Proceedings

From time to time, we are involved in various claims and legal actions arising in the ordinary course of business. There are no legal proceedings currently pending against us which we believe would have a material effect on our business, financial position or results of operations and, to the best of our knowledge, there are no such legal proceedings contemplated or threatened.

Property

Our principal executive office is located at 824 S. Duncan Drive, Tavares, Florida 32778 where we currently occupy shared space with a related party. The premises are owned by a related party and temporarily furnished at no cost to us. Future rent payments will be determined when the company requires additional space.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with (i) our financial statements and related notes thereto, and (ii) the section entitled “Description of Business,” included in this Offering Circular. The discussion contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results may differ materially from those anticipated in those forward-looking statements as a result of many factors, including, but not limited to, those set forth under “Risk Factors” and elsewhere in this Offering Circular.

Overview

We are a start-up corporation and have no operating history. Our goal is to provide quality retirement condominium homes to niche markets, especially to immigrants from the Indian sub-continent, in the U.S. and around the world. We plan on buying land and developing communities for adults 55 and older. We have not yet identified any properties, but plan to do so once we raise capital.

Results of Operations for the period July 12, 2017 (inception) to July 31, 2017

We have generated no revenue and incurred a loss of $12,450 since inception.

Revenues. We had zero revenues for the period ended July 31, 2017 since there are no current operations other than organizational activities.

Operating Expenses. Operating expenses for the period ended July 31, 2017, were $12,450 which consisted of legal fees.

Other Income/Expenses. We had zero other income and expense items for the period ended July 31, 2017.

Net Loss. Net loss was $12,450 for the period ended July 31, 2017.

Liquidity and Capital Resources

Liquidity is the ability of an enterprise to generate adequate amounts of cash to meet its needs for cash requirements. We had $25,100 in cash as of July 31, 2017. Our working capital was $12,550 at July 31, 2017. We had assets at July 31, 2017 of $25,100.

Net cash provided by operating activities was $100 for the period from July 12, 2017 (inception) to July 31, 2017.

Net cash provided by financing activities was $25,000 for the period from (July 12, 2017 (inception) to July 31, 2017 and was attributable to proceeds from the sale of common stock to our founders.

Capital Resources

Assuming we sell the maximum 25,000,000 shares offered for by this Offering Circular for an aggregate of $25,000,000 in proceeds, we plan to commence development of up to three separate retirement community projects. In the event that we sell less than the maximum shares offered in the Offering, we will commence development on a fewer number of retirement community projects. Also, we plan to construct each project in phases as discussed in the section “Use of Proceeds.” Furthermore, if we run into cost overruns or lower than anticipated revenues, we will have to curtail our development plans or raise the funds to pay for these expenses. We potentially will have to issue debt or equity, or enter into a strategic arrangement with other third parties.

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Since our inception, we have been funded by shareholder loans and sales of our common stock to our founding shareholders. We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources. There can be no assurance that additional capital will be available to us. Since we have no other such arrangements or plans currently in effect, our inability to raise funds for the above purposes that exceed our current working capital will have a severe negative impact on our ability to remain a viable company.

Critical Accounting Policies

We have identified the following policies below as critical to our business and results of operations. Our reported results are impacted by the application of the following accounting policies, certain of which require management to make subjective or complex judgments. These judgments involve making estimates about the effect of matters that are inherently uncertain and may significantly impact quarterly or annual results of operations. For all of these policies, management cautions that future events rarely develop exactly as expected, and the best estimates routinely require adjustment. Specific risks associated with these critical accounting policies are described in the following paragraphs.

Basis of Presentation and Use of Estimates

Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), unless otherwise noted. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Cash and Cash Equivalents

We consider all highly liquid investments with a maturity of 90 days or less at the time of purchase to be cash equivalents.

Recent Accounting Pronouncements

We implemented all new accounting standards that are in effect and that may impact our financial statements. We do not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on the financial position or results of operations.

Off-Balance Sheet Arrangements

As of July 31, 2017, we did not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with us is a party, under which we have any obligation arising under a guarantee contract, derivative instrument or variable interest or a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

MANAGEMENT

Board of Directors and Executive Officers

The following table sets forth the names, positions and ages of our directors and executive officers as of the date of this Offering Circular. Each director is elected at our annual meeting of shareholders and holds office for three years, or until his successor is elected and qualified. Officers are elected by our board of directors and their terms of office are at the discretion of our board.

Name	Age	Position/Title
Iggy Ignatius	62	Executive Chairman and Chairman of the Board of Directors
Appaswamy (Vino) Pajanor	44	President, Chief Executive Officer, Chief Financial Officer and Secretary
Thomas Pfeiffer	47	Director
Gary Beck	63	Director

Biographical information concerning the directors and executive officers listed above is set forth below.

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Iggy Ignatius. Mr. Ignatius is our founder and was appointed as its Executive Chairman and Chairman of the Board of Directors on July 19, 2017. Since January 2011 through the date of this Offering Circular, Mr. Ignatius has been the Chairman of ShantiNiketan Inc., a pioneer developer and manager of retirement communities for niche markets, having completed sales in two planned 55-plus niche community projects with a combined 174 condominium homes in Florida that focus on Indian culture and food, with a third 55-plus niche community project with 120 condos now under construction with plans to build up to 880 additional units in phases within this community. Previously, Mr. Ignatius had been a designer and developer of enhanced comprehensive custom software reporting tools and other custom software solutions from January 2003 to December 2005 at Centex Homes, a subsidiary of PulteGroup, Inc., one of the largest homebuilders in the United States. Mr. Ignatius received a degree in Mechanical Engineering and a Master of Management Science from the Birla Institute of Technology and Science at Pilani, India and a Masters of Business Administration in Marketing from University of Illinois at Urbana-Champaign, Illinois.

Appaswamy (Vino) Pajanor. Mr. Pajanor was appointed as our President, Chief Executive Officer, Chief Financial Officer and Secretary on July 19, 2017 upon our formation. Mr. Pajanor uses his education and professional experience to assist in creating sustainable and innovative solutions. His strong suits include conceiving, developing and executing strategies that are mission driven, financially viable, growth oriented, measurable and resourcefully leveraged to meet top and bottom-line performance successes.

Prior to joining our company, from August 2008 to April 2017, Mr. Pajanor was the President and Chief Executive Officer of the Housing Opportunities Collaborative (“HOC”), an information clearinghouse of HUD approved housing counseling and all aspects of housing rights and responsibilities. During his tenure at HOC, Mr. Pajanor was instrumental in the development of the Virtual Counselor Network (VCN), a virtual counseling platform that is used to deliver counseling services to the community, and to digitally connect social services agencies and partner organizations to the community via the Internet. From August 2002 to August 2008, Mr. Pajanor was a foreign attorney-law clerk at the law firm of Higgs, Fletcher & Mack LLP in San Diego, California

Mr. Pajanor has been involved in a variety of civic projects including work with the St. Vincent De Paul’s Legal Clinic for the homeless where he was awarded the Outstanding Volunteer of the Year Award by St. Vincent De Paul Villages in San Diego in 2001. Also, Mr. Pajanor co-Chaired the Diversity Fellowship Program and Chaired the Ethnic Relations Diversity Committee of the San Diego Bar Association and was instrumental in putting together the San Diego Bar Association’s Diversity Pledge. In addition, Mr. Pajanor served as the Secretary of the Thomas More Law Society from 2004 to 2008 and former Vice President of the South Asian Bar Association in 2003.

Mr. Pajanor received a Juris Docto rate from the University of Madras, India, Madras Law College and a Master’s Degree in Law (LL.M.) from the University of San Diego School of Law. In addition. Mr. Pajanor completed the Achieving Excellence in Community Development program, an executive education program at the John F. Kennedy School of Government at Harvard University and NeighborWorks of America. This program provides training for management professionals on the issues of leadership in organizations working to benefit their communities. In September 1995, Mr. Pajanor was licensed to practice law throughout India.

Mr. Ignatius, the Chairman of our board of directors is the father-in-law of Mr. Pajanor, our Chief Executive Officer. There are no other family relationships between any of the executive officers and directors.

Thomas Pfeiffer was appointed to our board of directors upon our formation on July 19, 2017. Since January 2011, Mr. Pfeiffer has been the managing member, and subsequently in 2015, the president of IGGI Builders, Inc., a Florida state licensed general contractor that specializes in building and operating retirement communities for niche markets around the U.S. As the managing member and then its president, Mr. Pfeiffer was responsible for directing all aspects of the business including site development, construction of facility, community association organization and management.

Gary F. Beck was appointed to our board of directors upon our formation on July 19, 2017. Since March 2009, Mr. Beck has been a principal of Gary F. Beck & Associates, a consulting organization he founded. This company consults with marketers about corporate strategy and ways to optimize marketing programs by applying database marketing techniques. Mr. Beck in his role as a principal of this company has digital and database marketing leadership roles where he focuses on the development of consumer insights, marketing databases, data mining, customer relationship management and associated capabilities to support marketing strategies. Mr. Beck’s clients have included American Express, Citibank, Caesars, Clorox, General Electric, General Foods, House of Seagram, IBM, National Semiconductor, Sears Roebuck & Co., Time Inc., United States Postal Service and U.S. West.

Mr. Beck has been a lecturer and author on the topic of database marketing. He has guest lectured at Columbia University’s MBA program, the University of Washington’s MBA program, Virginia Commonwealth University (VCU) and New York University’s (NYU) School of Continuing Education. His articles have been published in DM News, Direct Marketing and the Journal of Direct Marketing. Mr. Beck’s experience in database marketing has led him to be active in the Direct Marketing Association, where he has served as Chairman of the Information Technologies Council from 1996 to 1998, a member of the e-Commerce Advisory Committee from 1998 to 1999 and served as a Board Member from 1999 to 2015 and President from 2009 to 2015 of The Marketing Idea Exchange (MIX), a private, by membership only trade organization.

Mr. Beck earned a Bachelor of Science in Computer Science and Economics from S.U.N.Y. at Stony Brook, and a Master of Science in Industrial Administration from Carnegie Mellon University.

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Director Qualifications

Messrs. Ignatius, Beck and Pfeiffer were appointed to our board in July 2017 upon formation of the company. Given their role in the founding and/or operations of our company, we believe they remain a good fit for our current needs. Messrs. Ignatius, Beck and Pfeiffer have significant operational experience in our industry and bring both a practical understanding of the industry and as well as hands-on experience in our business sector to our board and a greater understanding of certain of the challenges we face in executing our growth strategy.

Our board believes that Messrs. Ignatius, Beck and Pfeiffer’s qualifications to serve on our board include extensive development and operational experience in the 55-plus niche community market focused on Indian culture and food.

Involvement in Certain Legal Proceedings

None of our directors, executive officers, significant employees or control persons has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

Corporate Governance

Our board of directors has not established any committees, including an audit committee, a compensation committee or a nominating committee, or any committee performing a similar function. The functions of those committees are being undertaken by our board. Because we do not have any independent directors, our board believes that the establishment of committees of our board would not provide any benefits to our company and could be considered more form than substance.

We do not have a policy regarding the consideration of any director candidates that may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our officers and directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our officers and directors have not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our board of directors.

Given our relative size and lack of directors’ and officers’ insurance coverage, we do not anticipate that any of our stockholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all current members of our board will participate in the consideration of director nominees.

As with most small, early stage companies until such time as we further develop our business, achieve a stronger revenue base and have sufficient working capital to purchase directors’ and officers’ insurance, we do not have any immediate prospects to attract independent directors. When we are able to expand our board to include one or more independent directors, we intend to establish an audit committee of our board of directors. It is our intention that one or more of these independent directors will also qualify as an audit committee financial expert. Our securities are not quoted on an exchange that has requirements that a majority of our board members be independent and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our board of directors include “independent” directors, nor are we required to establish or maintain an audit committee or other committee of our board.

Code of Ethics

We expect that we will adopt a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. Once adopted, we will make the code of business conduct and ethics available on our website at www.ShantiNiketan.US. We intend to post any amendments to the code, or any waivers of its requirements, on our website.

Board Structure

Our board has chosen to separate the positions of President, Chief Executive Officer and Chairman of the Board even though our planned operations will be sufficiently limited and given the family relationship of Messrs. Ignatius and Pajanor that such separation may not serve any useful purpose.

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Role of Board in Risk Oversight Process

Management is responsible for the day-to-day management of risk and for identifying our risk exposures and communicating such exposures to our board. Our board is responsible for designing, implementing and overseeing our risk management processes. The board does not have a standing risk management committee, but administers this function directly through the board as a whole. The whole board considers strategic risks and opportunities and receives reports from our officers regarding risk oversight in their areas of responsibility as necessary. We believe our board’s leadership structure facilitates the division of risk management oversight responsibilities and enhances the board’s efficiency in fulfilling our oversight function with respect to different areas of our business risks and our risk mitigation practices.

Communications with the Board of Directors

Stockholders with questions about us are encouraged to contact us by sending communications to the attention of the Chief Executive Officer at 824 S. Duncan Drive, Tavares, Florida 32778. If stockholders feel that their questions have not been sufficiently addressed through communications with the President and Chief Executive Officer, they may communicate with the board of directors by sending their communications to the Board of Directors, c/o the Chief Executive Officer at the same address.

Director Compensation

Historically, our non-employee directors have not received compensation for their service outside the compensation set forth in the Summary Compensation Table below, but we may compensate our directors for their service in the future. We reimburse our non-employee directors for reasonable travel expenses incurred in attending board and committee meetings. We also intend to allow our non-employee directors to participate in any equity compensation plans that we adopt in the future.

Procedures for Nominating Directors

The sitting directors nominate the people that they recommend to be directors of the Company for the coming year. The recommendations are then presented to the shareholders for a vote at an annual or special meeting of shareholders. The board sets a “record date” for determining shareholders that will be entitled to notice of and to vote at the annual and/or special meeting. Only shareholders of record as of the record date will be entitled to notice of the meeting and to vote at the meeting.

The required quorum for the annual meeting is a majority of the common stock issued and outstanding on the record date. If a quorum is not present when the meeting is called to order on the day and time stated above, the shareholders will be asked to vote to adjourn the meeting in order to enable us to have more shareholders in attendance, either in person or by proxy. Those who are present at the time of the meeting, though less than a quorum to transact other business, are sufficient to have a vote on adjournment of the meeting to a later date.

To approve the election of directors, the number of nominees proposed by the directors receiving the highest number of (or plurality) for votes at the annual and/or special meeting will be elected.

EXECUTIVE COMPENSATION

The following table summarizes all compensation recorded by us in the past two fiscal years for:

●	our principal executive officer or other individual serving in a similar capacity,

●	our two most highly compensated executive officers other than our principal executive officer who were serving as executive officers at July 31, 2017 whose compensation exceed $100,000, and

●	up to two additional individuals for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer at July 31, 2017.

For definitional purposes, these individuals are sometimes referred to as the “named executive officers.”

2017 Summary Compensation Table

Name and Principal Position	Period Ended(1)	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Appaswamy (Vino) Pajanor	July 31, 2017	0	-	-	-	-	0

(1) The Company was formed on July 12, 2017.

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Executive Employment Agreements

At this time, we do not have any written employment agreement or other formal compensation agreements with our new officers and director. Compensation arrangements are the subject of ongoing development and we will make appropriate additional disclosures as they are further developed and formalized.

OUTSTANDING EQUITY AWARDS AT JULY 31, 2017

The following tables set forth, for each person listed in the Summary Compensation Table set forth above, as of July 31, 2017:

With respect to each option award -

●	the number of shares of our common stock issuable upon exercise of outstanding options that have been earned, separately identified by those exercisable and unexercisable;

●	the number of shares of our common stock issuable upon exercise of outstanding options that have not been earned;

●	the exercise price of such option; and

●	the expiration date of such option; and

●	with respect to each stock award -

●	the number of shares of our common stock that have been earned but have not vested;

●	the market value of the shares of our common stock that have been earned but have not vested;

●	the total number of shares of our common stock awarded under any equity incentive plan that have not vested and have not been earned; and

●	the aggregate market or pay-out value of our common stock awarded under any equity incentive plan that have not vested and have not been earned.

OUTSTANDING EQUITY AWARDS AT 2016 FISCAL YEAR-END

OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Appaswamy (Vino) Pajanor	-	-	-	-	-	-	-	-	-

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SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information about the beneficial ownership of our Common Stock at July 31, 2017 and as adjusted to reflect the sale of the shares of Common Stock in this offering, for:

●	each person known to us to be the beneficial owner of more than 5% of our Common Stock;

●	each named executive officer;

●	each of our directors; and

●	all of our executive officers and directors as a group.

Unless otherwise noted below, the address for each beneficial owner listed on the table is in care of ShantiNiketan International Corporation, 824 S. Duncan Drive, Tavares, Florida 32778. We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of Common Stock that they beneficially own, subject to applicable community property laws. We have based our calculation of the percentage of beneficial ownership on 25,000,100 shares of our Common outstanding as of July 31, 2017.

	Shares Beneficially Owned	Percentage of Shares Beneficially Owned
		Before Offering	After Offering
Name of Beneficial Owner
5% Stockholders:
Iggy Ignatius	25,000,100	100.0%	50.001%

Directors and Named Executive Officers:
Iggy Ignatius(1)	25,000,100	100.0%	50.001%
Appaswamy (Vino) Pajanor(2)	1,220,000	4.9%	2.4%
Thomas Pfeiffer	-	-	-
Gary F. Beck	-	-	-
All named executive officers and directors as a group (four persons) (2)	25,000,100	100.0%	50.001%

(1)	The number of shares beneficially owned by Mr. Ignatius includes 4,880,000 shares of common stock owned by the adult members of his immediate family who are required to elect Mr. Ignatius and one or more persons nominated by him or the trustee of the revocable Iggy Ignatius Family Trust dated November 1, 2015 (the “Iggy Ignatius Trust”) as a member of our Board of Directors so long as the Iggy Ignatius Trust is a party to the Shareholders’ Agreement. See “Certain Relationships and Related Party Transactions.” In addition, the number of shares beneficially owned by Mr. Ignatius includes 20,120,100 shares of our common stock held by the Iggy Ignatius Trust. Mr. Ignatius is the settlor and sole trustee of the Iggy Ignatius Trust and is deemed to have voting and dispositive power of all securities beneficially owned by such trust. Mr. Ignatius disclaims beneficial ownership of the shares owned by the Iggy Ignatius Trust and his immediate family members except to the extent of his pecuniary interest.

(2)	Shares are owned by Mr. Pajanor’s spouse and such shares are also included the number of shares of our common stock beneficially owned by Mr. Ignatius.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth securities authorized for issuance under any equity compensation plans approved by our stockholders as well as any equity compensation plans not approved by our stockholders as of September 30, 2016.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plans approved by our stockholders	-	-	-
Plans not approved by stockholders	-	-	-

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

ShantiNiketan-FL, LLC, a company owned or controlled by Iggy Ignatius has agreed to provide us with access and use of its offices, without charge on a month to month basis.

In connection with the formation of our company, we issued an aggregate of 25,000,100 shares to our Executive Chairman and members of his immediate family in exchange for cash contributions of $25,000 and the contribution of a license agreement (the “License Agreement”) by the Iggy Ignatius Family Trust Dated November 13, 2015 (The “Iggy Ignatius Trust”), a trust controlled by Mr. Ignatius.

Pursuant to the License Agreement, for no consideration, the Company has the non-exclusive right to use the ShantiNiketan intellectual property consisting of trademarks, brand names, copyrights, slogans, trade dress, patents, advertisements, for of sales contracts, condominium documents, building and engineering plans and designs owned by or registered in the name of licensed to, applied for by, or used in connection with the ShantiNiketan branded retirement communities. The License Agreement is effective on July 19, 2017 and is valid for one year, and automatically extends on a year-to-year basis, unless terminated in writing by either party at least thirty days prior to the expiration date.

The 25,000,100 shares of our common stock issued in connection with the formation of our company are subject to a shareholders’ agreement dated July 19, 2017 (the “Shareholders’ Agreement”) pursuant to which the holders of such shares are required to elect Mr. Ignatius and one or more persons nominated by him or the trustee of the Iggy Ignatius Trust as a member of our Board of Directors so long as the Iggy Ignatius Trust is a party to the shareholders’ agreement. In addition, the Iggy Ignatius Trust has a right of first refusal to purchase the 4,880,000 shares of our common stock owned by members of his immediate family who own such shares. The Iggy Ignatius Trust owns the remaining 20,120,000 shares. Mr. Ignatius is the settlor and sole trustee of the Iggy Ignatius Trust and is deemed to have voting and dispositive power of all securities beneficially owned by such trust.

Indemnification Agreements

We intend to enter into indemnification agreements with or have contractual obligations to provide indemnification to each of our directors and intend to enter into such agreements with certain of our executive officers. These agreements require us, among other things, to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of our company or that person’s status as a member of our Board of Directors to the maximum extent allowed under Nevada law.

DESCRIPTION OF CAPITAL STOCK

We are offering 25,000,000 shares of Common Stock pursuant to this Offering Circular. The following description of our capital stock is based upon our articles of incorporation, our bylaws, and applicable provisions of law, in each case as currently in effect. This discussion does not purport to be complete and is qualified in its entirety by reference to our articles of incorporation and our bylaws, copies of which are filed with the SEC as exhibits to this Offering Circular.

Pursuant to our articles of incorporation filed with the Nevada Secretary of State on June 12, 2017, our authorized capital stock consists of 310,000,000 shares of capital stock with a par value of $0.001 per share, consisting of 300,000,000 shares of Common Stock, par value of $0.001 per share, and 10,000,000 shares of preferred stock, par value of $0.001 per share, which may, at the sole discretion of the Board of Directors be issued in one or more series (the “Preferred Stock”). As of July 31, 2017, we had 25,000,100 shares of Common Stock and no shares of Preferred Stock, respectively, issued and outstanding. We had five holders of record of our Common Stock as of July 31, 2017.

The Board may from time to time authorize by resolution the issuance of any or all shares of the Common Stock and the Preferred Stock in accordance with the terms and conditions set forth in the articles of incorporation for such purposes, in such amounts, to such persons, corporations, or entities, for such consideration and in the case of the Preferred Stock, in one or more series, all as the Board in its discretion may determine and without any vote or other action by the stockholders, except as otherwise required by law.

COMMON STOCK

Holders of our Common Stock are entitled to one vote for each share on all matters submitted to a stockholder vote on all matters submitted to a stockholder vote. Holders of our Common Stock representing one third of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders.

Holders of our Common Stock are entitled to share in all dividends that our Board of Directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the Common Stock. Our Common Stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our Common Stock.

PREFERRED STOCK

The Board of Directors is authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, and to determine the designations, preferences, limitations and relative or other rights of the Preferred Stock or any series thereof. For each series, the Board of directors shall determine, by resolution or resolutions adopted prior to the issuance of any shares thereof, the designations, preferences, limitations and relative or other rights thereof. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by stockholders and could adversely affect the rights and powers, including voting rights, of the holders of common stock.

33

Anti-Takeover Effects of Various Provisions of Nevada Law and our Articles of Incorporation

Provisions of the Nevada Revised Statutes (“NRS”) and our Articles of Incorporation and Bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, would be expected to discourage certain types of coercive takeover practices and takeover bids our board of directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us will outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Blank Check Preferred Stock. Our Articles of Incorporation provide for the authority to issue up to 10,000,000 shares of “blank check” Preferred Stock, which if issued, could make it more difficult and could discourage a third party from acquiring us.

Prohibition on Cumulative Voting. Our Articles of Incorporation prohibit cumulative voting in the election of directors.

Removal of Directors. Our Bylaws provide that a director may only be removed from office for cause by a vote of the majority of shares entitled to vote at a meeting of the shareholders held for the purpose of removing a director.

Authorized but Unissued Shares. Our authorized but unissued shares of Common Stock and Preferred Stock are available for future issuance without shareholder approval. The existence of authorized but unissued shares of Common Stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Interested Stockholder Statute. We are subject to Nevada’s Combinations with Interested Stockholders Statute (NRS sections 78.411 to 78.444) which prohibits an “interested stockholder” from entering into a “combination” with us for three years after becoming an interested stockholder, unless certain conditions are met. An “interested stockholder” is a person who, together with affiliates and associates, beneficially owns (or within the prior two years, did beneficially own) 10% or more of our capital stock entitled to vote.

Limitations on Liability and Indemnification of Officers and Directors. NRS limits or eliminates the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our Articles of Incorporation includes provisions that require us to indemnify, to the fullest extent allowable under the NRS, our directors or officers against monetary damages for actions taken as a director or officer of our company, or for serving at our request as a director or officer or another position at another corporation or enterprise, as the case may be. Our Articles of Incorporation also provides that we must indemnify and advance reasonable expenses to our directors and officers, subject to our receipt of an undertaking from the indemnified party as may be required under the NRS. We are also expressly authorized to carry directors’ and officers’ insurance to protect our company, our directors, officers and certain employees for some liabilities.

The limitation of liability and indemnification provisions under the NRS and in our Articles of Incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under the federal securities laws.

Transfer Agent and Registrar

The registrar and transfer agent for our Common Stock is West Coast Stock Transfer, Inc. and their address and phone number is 721 N. Vulcan Ave., Ste. 205, Encinitas, CA 92024 phone (619) 664-4780.

LEGAL MATTERS

The validity of the securities offered by this Offering Circular has been passed upon for us by Legal & Compliance, LLC, 330 Clematis Street, Suite 217, West Palm Beach, Florida 33401.

34

EXPERTS

Our balance sheet as of July 31, 2017 and the related statement of operations, changes in stockholders’ equity and cash flows for period ended July 31, 2017 included in this Offering Circular has been audited by Salberg & Company, P.A., an independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

APPOINTMENT OF AUDITOR

Our board of directors appointed Salberg & Company, P.A. as our independent registered public accounting firm.

WHERE YOU CAN FIND MORE INFORMATION

We have filed an offering statement on Form 1-A with the Commission under Regulation A of the Securities Act with respect to the Common Stock offered by this Offering Circular. This Offering Circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement or the exhibits and schedules filed therewith. For further information with respect to us and our Common Stock, please see the offering statement and the exhibits and schedules filed with the offering statement. Statements contained in this Offering Circular regarding the contents of any contract or any other document that is filed as an exhibit to the offering statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement. The offering statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the Commission, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the offering statement may be obtained from such offices upon the payment of the fees prescribed by the Commission. Please call the Commission at 1-800-SEC-0330 for further information about the public reference room. The Commission also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is www.sec.gov.

We also maintain a website at www.shantiniketan.us. After the completion of this offering, you may access these materials at our website free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the Commission. Information contained on our website is not a part of this Offering Circular and the inclusion of our website address in this Offering Circular is an inactive textual reference only.

After the completion of this Tier II, Regulation A offering, we intend to become subject to the information and periodic reporting requirements of the Exchange Act. If we become subject to the reporting requirements of the Exchange Act, we will file periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information will be available for inspection and copying at the public reference room and on the Commission’s website referred to above. Until we become or never become subject to the reporting requirements of the Exchange Act, we will furnish the following reports, statements, and tax information to each stockholder:

1.	Reporting Requirements under Tier II of Regulation A. Following this Tier II, Regulation A offering, we will be required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A. We will be required to file: an annual report with the SEC on Form 1-K; a semi-annual report with the SEC on Form 1-SA; current reports with the SEC on Form 1-U; and a notice under cover of Form 1-Z. The necessity to file current reports will be triggered by certain corporate events, similar to the ongoing reporting obligation faced by issuers under the Exchange Act, however the requirement to file a Form 1-U is expected to be triggered by significantly fewer corporate events than that of the Form 8-K. Such reports and other information will be available for inspection and copying at the public reference room and on the Commission’s website referred to above. Parts I & II of Form 1-Z will be filed by us if and when we decide to and are no longer obligated to file and provide annual reports pursuant to the requirements of Regulation A.

2.	Annual Reports. As soon as practicable, but in no event later than one hundred twenty (120) days after the close of our fiscal year, ending on the last Sunday of a calendar year, our board of directors will cause to be mailed or made available, by any reasonable means, to each Stockholder as of a date selected by the board of directors, an annual report containing financial statements of the Company for such fiscal year, presented in accordance with GAAP, including a balance sheet and statements of operations, company equity and cash flows, with such statements having been audited by an accountant selected by the board of directors. The board of directors shall be deemed to have made a report available to each stockholder as required if it has either (i) filed such report with the SEC via its Electronic Data Gathering, Analysis and Retrieval, or EDGAR, system and such report is publicly available on such system or (ii) made such report available on any website maintained by us and available for viewing by the stockholders.

35

Index to Financial Statements

SHANTINIKETAN INTERNATIONAL CORPORATION

INDEX TO FINANCIAL STATEMENTS

July 31, 2017

F-1

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of

ShantiNiketan International Corporation

We have audited the accompanying balance sheet of ShantiNiketan International Corporation at July 31, 2017, and the related statements of operations, changes in stockholders’ equity and cash flows for the period from July 12, 2017 (inception) to July 31, 2017. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ShantiNiketan International Corporation as of July 31, 2017, and the results of its operations and its cash flows for the period from July 12, 2017 (inception) to July 31, 2017 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in a development stage and reported a net loss of $12,450 for the period from July 12, 2017 (inception) to July 31, 2017, has no revenues and has not commenced operations. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan in regards to these matters is also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

August 30, 2017

F-2

SHANTINIKETAN INTERNATIONAL CORPORATION

BALANCE SHEET

July 31, 2017

ASSETS
CURRENT ASSETS:
Cash	$25,100

TOTAL CURRENT ASSETS	25,100

TOTAL ASSETS	$25,100

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$12,550

TOTAL CURRENT LIABILITIES	12,550

COMMITMENTS AND CONTINGENCIES (See Note 6)

STOCKHOLDERS' EQUITY:
Preferred stock, $.001 par value, 10,000,000 shares authorized, No shares issued and outstanding at July 31, 2017	-
Common stock, $.001 par value, 300,000,000 shares authorized, 25,000,100 shares issued and outstanding at July 31, 2017	25,000
Accumulated deficit	(12,450)

TOTAL STOCKHOLDERS' EQUITY	12,550

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$25,100

The accompanying notes to the financial statements are an integral part of these statements.

F-3

SHANTINIKETAN INTERNATIONAL CORPORATION

STATEMENT OF OPERATIONS

For the Period From July 12, 2017 (Inception) to July 31, 2017

Revenues	$-

Operating Expenses:
Professional fees	12,450

Total Operating Expenses	12,450

Loss from Operations	(12,450)

Net Loss	$(12,450)

Net loss per common share, basic and diluted	$(0.00)

Weighted average number of common shares outstanding:
Basic and diluted	25,000,100

The accompanying notes to the financial statements are an integral part of these statements.

F-4

SHANTINIKETAN INTERNATIONAL CORPORATION

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

FOR THE PERIOD FROM JULY 12, 2017 (INCEPTION) TO JULY 31, 2017

			Additional
	Common Stock		Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance at Jul 12. 2017 (Inception)	-	$-	$-	$-	$-

Common stock issued for cash to founders	25,000,100	25,000	-	-	25,000

Net loss	-	-	-	(12,450)	(12,450)

Balance at July 31, 2017	25,000,100	$25,000	$-	$(12,450)	$12,550

The accompanying notes to the financial statements are an integral part of these statements.

F-5

SHANTINIKETAN INTERNATIONAL CORPORATION

STATEMENT OF CASH FLOWS

For the Period From July 12, 2017 (Inception) to July 31, 2017

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(12,450)
Adjustments to reconcile net loss to net cash provided by operating activities:
Changes in operating assets and liabilities:
Accounts payable and accrued expenses	12,550

NET CASH PROVIDED BY OPERATING ACTIVITIES	100

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	25,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	25,000

NET INCREASE IN CASH	25,100

Cash, beginning of period	-

Cash, end of period	$25,100

SUPPLEMENTAL DISCLOSURES:
Interest paid	$-
Income taxes paid	$-

The accompanying notes to the financial statements are an integral part of these statements

F-6

SHANTINIKETAN INTERNATIONAL CORPORATION

NOTES TO FINANCIAL STATEMENTS

JULY 31, 2017

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

Organization

ShantiNiketan International Corporation (the “Company”) is a corporation that was organized under the laws of the State of Nevada on July 12, 2017. The Company has selected a fiscal year end of December 31. The Company is a start-up corporation and has no operating history and plans on providing quality retirement condominium homes to niche markets, especially to immigrants from the Indian sub-continent, in the U.S. and around the world. The Company plans on buying land and developing communities for adults 55 and older.

The Company is considered to be in the development stage as defined in the accounting standards since it has not commenced planned principal operations. The Company’s activities since inception include devoting substantially all of its efforts to business planning and development activities to launch its plan to raise capital. The Company has not generated revenues from operations. The Company’s activities during the development stage are subject to significant risks and uncertainties.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Going concern

These financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in our accompanying financial statements, the Company had a net loss of $12,450 for the period from July 12, 2017 (inception) to July 31, 2017, had no revenues, has not commenced operations, and is in development stage. Management believes that these matters raise substantial doubt about the Company’s ability to continue as a going concern for twelve months from the issuance date of this report. Management cannot provide assurance that it will ultimately achieve profitable operations or raise debt and/or equity capital. Management believes that its capital resources are not currently adequate to continue operating and maintaining its business strategy for the next twelve months. The Company will seek to raise capital through additional debt and/or equity financings in a “Tier 2 Offering” under Regulation A to fund its operations in the future. If the Company is unable to raise capital or secure funding in the near future, management expects that the Company will need to curtail or cease operations. These financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Use of estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. The Company did not have any significant estimates during the period from July 12, 2017 (inception) to July 31. 2017.

Fair value of financial instruments and fair value measurements

FASB ASC 820 — Fair Value Measurements and Disclosures, defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. FASB ASC 820 requires disclosures about the fair value of all financial instruments, whether or not recognized, for financial statement purposes. Disclosures about the fair value of financial instruments are based on pertinent information available to the Company on July 31, 2017. Accordingly, the estimates presented in these financial statements are not necessarily indicative of the amounts that could be realized on disposition of the financial instruments. FASB ASC 820 specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions.

The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement).

F-7

SHANTINIKETAN INTERNATIONAL CORPORATION

NOTES TO FINANCIAL STATEMENTS

JULY 31, 2017

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The three levels of the fair value hierarchy are as follows:

●	Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

●	Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

●	Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the balance sheet for cash and accounts payable and accrued expenses approximate their fair market value based on the short-term maturity of these instruments.

Cash and cash equivalent

For purposes of the statements of cash flows, the Company considers all highly liquid instruments with a maturity of three months or less at the purchase date and money market accounts to be cash equivalents. At July 31. 2017, the Company did not have any cash equivalents.

The Company maintains its cash in bank and financial institution deposits that at times may exceed federally insured limits. There were no balances in excess of FDIC insured levels as of July 31, 2017. The Company has not experienced any losses in such accounts.

Income taxes

The Company accounts for income tax using the liability method prescribed by ASC 740, “Income Taxes”. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

The Company follows the accounting guidance for uncertainty in income taxes using the provisions of ASC 740 “Income Taxes”. Using that guidance, tax positions initially need to be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. As of July 31, 2017, the Company had no uncertain tax positions that qualify for either recognition or disclosure in the financial statements.

Basic and diluted net loss per share

Pursuant to ASC 260-10-45, basic net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding for the periods presented. Diluted loss per share is computed by dividing net loss by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period. At July 31, 2017, the Company did not have any common stock equivalents.

Related parties

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal with if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests.

Recent accounting pronouncements

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

F-8

SHANTINIKETAN INTERNATIONAL CORPORATION

NOTES TO FINANCIAL STATEMENTS

JULY 31, 2017

NOTE 3 – STOCKHOLDERS’ EQUITY

Preferred Stock

The Company has authorized the issuance of 10,000,000 shares of preferred stock, $.001 par value. The Company’s board of directors is authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, and to determine the designations, preferences, limitations and relative or other rights of the Preferred Stock or any series thereof.

Common stock issued for cash

On July 12, 2017 (inception), the Company issued 25,000,100 shares of its common stock to the Company’s founders for cash of $25,000, or $0.001 per share.

NOTE 4 – INCOME TAXES

The Company maintains deferred tax assets and liabilities that reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The deferred tax asset at July 31, 2017 consists of net operating loss carryforwards. The net deferred tax asset has been fully offset by a valuation allowance because of the uncertainty of the attainment of future taxable income.

The items accounting for the difference between income taxes at the effective statutory rate and the provision for income taxes for the period from July 12, 2017 (inception) to July 31, 2017 were as follows:

For the period from July 12, 2017 (inception) to July 31, 2017
Income tax benefit at U.S. statutory rate of 34%	$(4,233)
State income tax benefit	(622)
Change in valuation allowance	4,855
Total provision for income tax	$-

The Company’s approximate net deferred tax assets as of July 31, 2017 were as follows:

July 31, 2017
Deferred Tax Assets:
Net operating loss carryforward	$4,855
Total deferred tax assets	4,855
Valuation allowance	(4,855)
Net deferred tax assets	$-

The estimated net operating loss carryforward was approximately $12,450 at July 31, 2017. The Company provided a valuation allowance equal to the net deferred income tax asset for the period ended July 31, 2017 because it was not known whether future taxable income will be sufficient to utilize the loss carryforward. The increase in the valuation allowance was $4,855. The potential tax benefit arising from tax loss carryforwards will expire in 2037.

The Company does not have any uncertain tax positions or events leading to uncertainty in a tax position. The Company’s has no corporate income tax returns subject to Internal Revenue Service examination.

F-9

SHANTINIKETAN INTERNATIONAL CORPORATION

NOTES TO FINANCIAL STATEMENTS

JULY 31, 2017

NOTE 5 – RELATED PARTY TRANSACTIONS

In connection with the formation of the Company, on July 19, 2017, the Company entered into a license agreement (“License Agreement”) with Iggy Ignatius Family Trust Dated November 13, 2015 (The “Iggy Ignatius Trust”), a trust controlled by Iggy Ignatius, the Company’s chairman of the board of directors and majority shareholder. Pursuant to the License Agreement, for no consideration, the Company has the non-exclusive right to use the ShantiNiketan intellectual property consisting of trademarks, brand names, copyrights, slogans, trade dress, patents, advertisements, for of sales contracts, condominium documents, building and engineering plans and designs owned by or registered in the name of licensed to, applied for by, or used in connection with the ShantiNiketan branded retirement communities. The License Agreement is effective on July 19, 2017 and shall be valid for one year, and automatically extended on a year-to-year basis, unless terminated in writing by either party at least thirty days prior to expiration date.

As of July 31 2017, the Company owed $100 to an affiliate controlled by the Company’s Chairman of the Board of Directors. This amount was repaid in August 2017.

The Company utilizes office space that is leased by an affiliate that is controlled by the Company’s Chairman of the Board of Directors at no cost to the Company.

The 25,000,100 shares of the Company’s common stock issued in connection with the formation of the Company are subject to a shareholders’ agreement dated July 19, 2017 pursuant to which four family members owning an aggregate of 4,880,000 shares of the Company’s common stock agreed to take all actions within their respective power to elect Iggy Ignatius, our Executive Chairman, and one or more persons nominated by him as a member of the board of directors of the Company. In addition, Mr. Ignatius has a right of first refusal to purchase the above 4,880,000 shares of the Company’s common stock from the family members.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

From time to time, the Company may be involved in litigation related to claims arising out of its operations in the normal course of business. As of July 31, 2017, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the Company’s results of the operations.

NOTE 7 – SUBSEQUENT EVENTS

Management has evaluated all subsequent events activity through August 30, 2017, the date the financial statements were available to be issued and concluded that no subsequent events have occurred that would require recognition in these financial statements or disclosure in the notes to these financial statements.

F-10

SHANTINIKETAN INTERNATIONAL CORPORATION

Best Efforts Offering of 25,000,000 Shares of Common Stock ($25,000,000)

OFFERING CIRCULAR

PART III – EXHIBITS

Index to Exhibits

Exhibit No.	Exhibit Description

2.1*	Amended and Restated Articles of Incorporation of ShantiNiketan International Corporation filed on August 28, 2017 (Incorporated by reference to Exhibit 2.1 to the Company’s Offering Circular filed with the SEC on August 30, 2017).

2.2*	Bylaws of ShantiNiketan International Corporation (Incorporated by reference to Exhibit 2.2 to the Company’s Offering Circular filed with the SEC on August 30, 2017).

4.1*	Form of Subscription Agreement (Incorporated by reference to Exhibit 4.1 to the Company’s Offering Circular filed with the SEC on August 30, 2017).

5.1	Shareholders’Agreement among ShantiNiketan International Corporation, the Iggy Ignatius Family Trust dated November 13, 2015, Devikarani Ignatius, Jeffrey Ignatius Family Trust dated August 24, 2015, Devikarani Ignatius, Jeffrey Ignatius Family Trust dated August 24, 2015, Shirley Pajanor and Jennifer Rajendran .

6.1	License Agreement between ShantiNiketan International Corporation and the Iggy Ignatius Family Trust dated November 13, 2015.

8.1*	Form of Escrow Agreement between ShantiNiketan International Corporation and Prime Trust LLC (Incorporated by reference to Exhibit 8.1 to the Company’s Offering Circular filed with the SEC on August 30, 2017).

10.1*	Power of attorney (included on signature page of Offering Circular)

11.1	Consent of Salberg & Company, P.A.

11.2	Consent of Legal & Compliance, LLC (included in Exhibit 12. 1)

12.1	Opinion of Legal & Compliance, LLC.

* Previously filed.

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SIGNATURES

Pursuant to the requirements of Regulation A, the registrant has duly caused this Form 1-A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tavares, State of Florida, on October 5 , 2017.

SHANTINIKETAN INTERNATIONAL CORPORATION

By:	/s/ Appaswamy “Vino” Pajanor
Appaswamy “Vino” Pajanor,
Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Appaswamy “Vino” Pajanor as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Form 1-A offering statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agent or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of Regulation A, this Form 1-A has been signed by the following persons in the capacities indicated on October 5 , 2017.

Name	Title

/s/ Appaswamy “Vino” Pajanor	Chief Executive Officer, President and Chief Financial (Principal Executive Officer and Principal Financial and Accounting Officer)
Appaswamy “Vino” Pajanor

/s/ Iggy Ignatius	Executive Chairman and Chairman of the Board of Directors
Iggy Ignatius

*
Gary F. Beck	Director

*
Thomas Pfeiffer	Director

By:	/s/ Appaswamy “Vino” Pajanor
	Appaswamy “Vino” Pajanor	Attorney-in-fact*

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